UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

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S&T Bancorp, Inc.
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(Name of person(s) filing proxy statement, if other than the registrant)

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S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 18, 2020

To the Shareholders of
S&T Bancorp, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of S&T Bancorp, Inc. (“S&T”) will be held on May 18, 2020, at 10:00 a.m. Eastern Time, via virtual online meeting only (www.virtualshareholdermeeting.com/STBA20) for considering and voting on the following matters:

1.	To elect 15 directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as S&T's independent registered public accounting firm for the fiscal year 2020;

3.	To approve, on a non-binding advisory basis, the compensation of S&T’s named executive officers; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record at the close of business on March 18, 2020 are entitled to notice of and to vote at such meeting or any adjournment thereof.
To participate in the virtual Annual Meeting at www.virtualshareholdermeeting.com/STBA20, you need to use the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to allow ample time for online check-in, which will begin at 9:30 a.m. Eastern Time. Please note that there is no in-person annual meeting for you to attend.
By Order of the Board of Directors,

Ernest J. Draganza Secretary
Indiana, Pennsylvania
April 7, 2020
IMPORTANT
YOUR VOTE IS IMPORTANT, AND WE APPRECIATE YOU TAKING THE TIME TO VOTE PROMPTLY. IF YOU RECEIVED THE PROXY MATERIALS BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF DIRECTORS OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS S&T's INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020 AND FOR THE APPROVAL OF THE COMPENSATION OF S&T’S NAMED EXECUTIVE OFFICERS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2020: OUR PROXY STATEMENT, 2019 ANNUAL REPORT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM
We are taking advantage of a rule of the Securities and Exchange Commission (the “SEC”) which allows companies to make proxy materials available on a public website rather than in paper form. This rule allows a company to send some or all of its shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) in place of the complete proxy package. For our 2020 Annual Meeting, to save significant printing and mailing expenses, S&T mailed a Notice to certain shareholders who had not previously elected to receive their proxy materials through the mail, to inform them of the electronic availability of the proxy materials 40 days in advance of the Annual Meeting.

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S&T BANCORP, INC.
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2020
INTRODUCTION
This Proxy Statement is being furnished to shareholders of S&T Bancorp, Inc. (“S&T”) in connection with the solicitation of proxies by the Board of Directors of S&T (the “S&T Board” or “Board”) for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). We are first sending the Notice of Internet Availability of Proxy Materials (the “Notice”), or this Proxy Statement, S&T’s 2019 Annual Report and proxy card to shareholders on or about April 7, 2020.
At the Annual Meeting, shareholders of S&T will be asked (i) to elect 15 directors of S&T to serve a one-year term, (ii) to approve the ratification of the selection of Ernst & Young LLP as S&T's independent registered public accounting firm for the fiscal year 2020, and (iii) to approve, on a non-binding advisory basis, the compensation of S&T’s named executive officers.
All shareholders are urged to read this Proxy Statement carefully and in its entirety.
MEETING INFORMATION
Date, Time and Place
The Annual Meeting will be held on May 18, 2020, at 10:00 a.m. Eastern Time solely online via the Internet by going to www.virtualshareholdermeeting.com/STBA20. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your Proxy Materials. See “Attending the Meeting; Virtual Meeting” below.
S&T chose to hold the Annual Meeting in virtual format only for the first time due to lighter shareholder attendance at its annual meetings in recent years. For the past number of years, S&T has held its annual meeting in a hybrid format, whereby shareholders could attend in person or virtually through a live webcast. This year, the Coronavirus pandemic has elevated health safety concerns for our shareholders, making the virtual-only format the safe means for attending the Annual Meeting. S&T currently intends to hold future annual meetings in virtual format only, so long as shareholders are served well through this medium.
Record Date, Voting Rights and Required Vote
The securities that can be voted at the Annual Meeting consist of shares of common stock of S&T, par value $2.50 per share (“Common Stock”), with each share entitling its owner to one vote on each matter to be voted on at the Annual Meeting. There are no cumulative voting rights with respect to the Common Stock. Only holders of the Common Stock at the close of business on March 18, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. There were 2,933 record holders of the Common Stock and 39,220,724 shares of Common Stock outstanding as of the Record Date.
A quorum is required for the transaction of business at the Annual Meeting. A “quorum” is the presence at the meeting, virtually (i.e., online via www.virtualshareholdermeeting.com/STBA20) or represented by proxy, of the holders of the majority of the outstanding shares of Common Stock entitled to vote at the meeting. Abstentions are counted for purposes of determining the presence or the absence of a quorum, but are not considered a vote cast under Pennsylvania law. Abstentions will not affect the outcome of a vote on a particular matter. Broker non-votes are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. Broker non-votes will not affect the outcome of a vote on a particular matter. Generally, broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Banks, brokers and other nominees have discretionary authority to vote shares in the absence of instructions on matters considered “routine,” such as the ratification of the appointment of the independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors, and the advisory vote on the approval of compensation of S&T's named executive officers.
The director nominees will be elected by a plurality of the votes cast at the Annual Meeting, which means that the 15 nominees receiving the most votes will be elected. A withheld vote on any nominee will not affect the voting results. Under S&T’s voting standard policy adopted by the S&T Board, which is included in S&T's Corporate Governance Guidelines, if a director nominee in an uncontested election at the Annual Meeting receives a greater number of “withheld” votes from his or her election than votes “for” such election, such director must submit his or her resignation to the Board promptly following the certification of election results. The resignation will first be considered by the members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) within 60 days following certification of the shareholder vote. The Nominating Committee will recommend to the S&T Board whether to accept or reject the resignation after considering all factors deemed relevant by the Nominating Committee. The S&T Board shall act on the Nominating Committee's recommendation within 90 days following certification of the shareholder vote. If a director’s resignation is accepted by the Board, the Board either may fill the resulting vacancy or may decrease the size of the Board pursuant to S&T’s By-laws, as amended and restated (the "By-laws").
The ratification of the selection of Ernst & Young LLP as S&T's independent registered public accounting firm for fiscal year 2020 and the approval, on a non-binding advisory basis, of the compensation of S&T’s named executive officers require the affirmative vote of a majority of the votes cast at the Annual Meeting to be approved.

Voting and Revocation of Proxies
Shareholder of Record. If you are a shareholder of record and you received the Notice, you may vote before the Annual Meeting by accessing the secure Internet website registration page identified on the Notice and following the instructions. You may also vote electronically during the virtual Annual Meeting if you participate.

If you are a shareholder of record and you received a printed copy of the proxy materials, you may vote by proxy by telephone, using the Internet or by mail, as further described below.

By Telephone. Call the toll-free telephone number on the enclosed proxy card (1-800-690-6903) and follow the recorded instructions.

By Internet. Access the secure Internet website registration page on the enclosed proxy card and follow the instructions.

By Mail. Sign, date and return your proxy card in the postage-paid envelope provided.

If you vote by proxy via telephone or the Internet, you do not need to mail your proxy card. The individuals named as proxies on your proxy card will vote your shares of Common Stock during the Annual Meeting as instructed by the latest dated proxy received from you, whether submitted via the Internet, telephone or mail. If you sign your proxy card but do not specify how you want your shares voted on any matter, you will be deemed to have directed the proxies to vote your shares as recommended by the S&T Board.

Beneficial Owners. If your shares of Common Stock are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares of Common Stock via the Internet or by telephone, if the bank, broker or other nominee offers these options, or by completing, signing, dating and returning a voting instruction form. Your bank, broker, or other nominee will send you instructions on how to submit your voting instructions for your shares of Common Stock.

If you properly complete, sign, date and return the voting instruction form, your shares of Common Stock will be voted as you specify. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other nominee holding shares of Common Stock for you, your shares of Common Stock will not be voted with respect to any proposal for which the shareholder of record does not have discretionary authority to vote.

Except for procedural matters incident to the conduct of the Annual Meeting, S&T does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the S&T Board.

Revocation of Proxies. The presence of a shareholder at the virtual Annual Meeting will not automatically revoke such shareholder’s proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of S&T a written notice of revocation, by delivering to S&T a duly executed proxy bearing a later date or by voting electronically during the virtual Annual Meeting.
Attending the Meeting; Virtual Meeting
You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/STBA20 when you enter the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/STBA20. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website. Our management will address questions from shareholders who have submitted their questions electronically prior to and during the Annual Meeting. You may visit www.proxyvote.com at any time prior to the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and access information about S&T. Even if you plan to participate in the Annual Meeting, we urge all shareholders to vote on the matters listed above and described in the Proxy Statement as soon as possible, so that your vote will be counted if you later decide not to participate in the Annual Meeting.
Solicitation of Proxies
The cost of soliciting proxies will be borne by S&T. S&T has engaged D.F. King & Co., Inc. to help solicit proxies for the Annual Meeting, and will pay D.F. King & Co., Inc. $8,000, plus its out-of-pocket expenses, for the solicitation of proxies. In addition to the solicitation of proxies by mail, S&T may also solicit proxies personally, by telephone or by electronic means, through its directors, officers and regular employees. None of these directors, officers or employees will receive any additional or special compensation for soliciting proxies. S&T also will request persons, firms and corporations holding shares of Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.
Internet Availability of Proxy Materials
S&T’s Proxy Statement for the Annual Meeting and S&T’s 2019 Annual Report are available at www.proxyvote.com. You will enter your 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials to access these materials.

Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices or proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Notice or proxy statement and annual report addressed to those shareholders. This process is commonly referred to as “householding.”
S&T has implemented “householding” to reduce the number of duplicate mailings to the same address. This process benefits both shareholders and S&T, because it eliminates unnecessary mailings delivered to your home and helps to reduce S&T’s expenses. “Householding” is not being used, however, if S&T has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Notice or one annual report and proxy statement package, S&T will deliver promptly a separate copy of the Notice or annual report and proxy statement package to any shareholder who contacts S&T by calling the toll-free number, 1-800-325-2265, or by mail to the attention of the Secretary of S&T at 800 Philadelphia Street, Indiana, Pennsylvania 15701. You can also notify S&T that you would like to receive separate copies of the Notice or S&T’s annual report and proxy statement package in the future by calling or mailing S&T, as instructed above. If your household has received multiple copies of the Notice or S&T’s annual report and proxy statement package, you can request the delivery of single copies in the future by calling or mailing S&T, as instructed above, or your broker, if you hold the shares in “street name.”
If you received more than one Notice or proxy card, it means that your shares are registered in more than one name (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Please make sure that you vote all of your shares by following the directions on each Notice or on each proxy card that you received.
For our 2021 annual meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials electronically via the Internet. If you hold your shares in your own name (instead of “street name” through a bank, broker or other nominee), you can choose this option by following the prompts for consenting to electronic access, if voting by telephone, or by following the instructions at the Internet voting website at www.proxyvote.com, which has been established for you to vote your shares for the 2020 Annual Meeting. If you choose to receive your proxy materials electronically, then prior to next year’s annual meeting, you will receive notification when the proxy materials are available for on-line review via the Internet, as well as the instructions for voting electronically via the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to S&T by mail to the attention of the Secretary of S&T at 800 Philadelphia Street, Indiana, Pennsylvania 15701. If you hold your shares in “street name” through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically via the Internet.

BENEFICIAL OWNERS OF S&T COMMON STOCK
Under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to S&T to be deemed to be a beneficial owner of 5% or more of Common Stock as of March 18, 2020, when 39,220,724 shares of Common Stock were outstanding. S&T has relied solely on information provided in the public filings made by the holders below:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	BlackRock, Inc.	5,467,157	(1)	13.94%
	55 East 52nd Street
	New York, NY 10055
Common Stock	The Vanguard Group, Inc.	4,210,802	(2)	10.74%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1) According to its Schedule 13G/A filed with the SEC on February 4, 2020, BlackRock, Inc. has sole dispositive power over 5,467,157 shares and sole voting power over 5,378,865 shares. The interest of iShares Core S&P Small-Cap ETF represents more than 5% of the outstanding shares of Common Stock. In addition, BlackRock Fund Advisors beneficially owns at least 5% of the outstanding Common Stock. The percentage of ownership is calculated based on the information provided on the Schedule 13G/A, as updated for shares outstanding as of March 18, 2020.
(2) According to its Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group has sole dispositive power over 4,172,498 shares, shared dispositive power over 38,304 shares, sole voting power over 37,842 shares and shared voting power over 6,406 shares. The percentage of ownership is calculated based on the information provided on the Schedule 13G/A, as updated for shares outstanding as of March 18, 2020.

BENEFICIAL OWNERSHIP OF S&T COMMON STOCK BY DIRECTORS AND OFFICERS
The following table sets forth, as of March 18, 2020, the amount and percentage of Common Stock beneficially owned by each director, each nominee for director and each of the Named Executive Officers ("NEOs") (as defined below) of S&T, as well as the directors and executive officers of S&T as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares of Common Stock. The business address of each of S&T’s directors and officers is 800 Philadelphia Street, Indiana, Pennsylvania 15701.

Name	Shares of Common Stock Beneficially Owned (1)	Percent Owned
Lewis W. Adkins, Jr.	954	*
David G. Antolik	36,577	*
Peter R. Barsz	4,505	*
Todd D. Brice	110,210	*
Christina A. Cassotis	4,014	*
Michael J. Donnelly	31,093	*
Ernest J. Draganza	39,483	*
James T. Gibson	214,800	*
Jeffrey D. Grube	30,406	*
William J. Hieb	53,127	*
Jerry D. Hostetter	11,994	*
Frank W. Jones	25,408	*
Robert E. Kane	8,963	*
Mark Kochvar	62,299	*
James C. Miller	58,729	*
Frank J. Palermo, Jr.	21,095	*
David P. Ruddock	29,942	*
Christine J. Toretti	27,050	*
Steven J. Weingarten	83,523	*
All current directors and executive officers as a group (19 persons)	854,172	2.18%

(1) May include shares held by spouse, other family members, as trustee or through a corporation. Mr. Brice disclaims beneficial ownership of 1,475 shares that are directly owned by his spouse and 2,177 shares that are directly owned by his daughter. Mr. Brice has neither voting nor investment power over these disclaimed shares. Mr. Miller disclaims beneficial ownership of 17,760 shares that are directly owned by his spouse. Mr. Miller has neither voting nor investment power over these disclaimed shares. Includes shares of unvested restricted stock, as to which the holder has voting power but no investment power, as follows: Mr. Adkins, 954; Mr. Antolik, 10,216 shares; Mr. Barsz, 436; Mr. Brice, 21,382 shares; Ms. Cassotis, 1,021 shares; Mr. Donnelly, 1,021 shares; Mr. Draganza, 7,966; Mr. Gibson, 1,021 shares; Mr. Grube, 1,021 shares; Mr. Hieb, 436, Mr. Hostetter, 1,021 shares; Mr. Jones, 1,021 shares; Mr. Kane, 1,021 shares; Mr. Kochvar, 8,529 shares; Mr. Miller, 1,021 shares; Mr. Palermo, 1,021 shares; Mr. Ruddock, 8,043 shares; Ms. Toretti, 1,021 shares; and Mr. Weingarten, 1,021 shares.
* Less than 1% of the outstanding Common Stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires S&T’s directors and executive officers, and persons who own more than 10% of Common Stock, to report to the SEC certain of their transactions with respect to S&T’s Common Stock. The SEC reporting rules require that changes in beneficial ownership generally be reported on Form 4 within two business days after the date on which the change occurs. A Form 3 to report stock holdings in S&T must be filed within ten days of when a director, executive officer or person who owns more than 10% of S&T’s stock becomes subject to Section 16(a) of the Exchange Act.
 To our knowledge, based solely on a review of the copies of such reports and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner.

PROPOSAL 1—ELECTION OF DIRECTORS
General
The By-laws of S&T provide that the number of directors constituting the S&T Board will consist of not less than nine (9) nor more than 17, with the exact number to be fixed and determined from time to time by resolution of a majority of the S&T Board. There are currently 16 directors comprising the S&T Board. The number of directors, however, will be reduced by the S&T Board to 15 effective as of the date of the Annual Meeting. The S&T Board has nominated the 15 persons named below for election at the Annual Meeting, all of which are incumbent directors up for re-election, including our newest directors Mr. Peter R. Barsz and Mr. William J. Hieb, who joined the Board on December 1, 2019 following the acquisition of DNB Financial Corporation. Director Frank W. Jones will retire effective as of the date of the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
The nominees were each recommended by our Nominating Committee to the S&T Board. Directors are elected annually, and each director nominee elected at the Annual Meeting will serve for a term expiring at the 2021 S&T annual meeting of shareholders, until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification. All nominees have indicated their willingness to serve, if elected, but if any should be unable to serve or unwilling to serve for good cause, proxies may be voted for a substitute nominee designated by the S&T Board. There are no family relationships between or among any of our directors, executive officers or persons nominated or chosen to become a director or executive officer. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.
Set forth below is a brief description of the principal occupation and business experience of each of our nominees for director, as well as the summary of our views as to the qualifications of each nominee and continuing director to serve on the S&T Board. Our views are informed not only by the current and prior employment and educational background of our directors, but also by the S&T Board’s experience in working with their fellow directors. The S&T Board has had significant experience with the incumbent directors and has had the opportunity to assess the contributions that the directors have made to the S&T Board as well as their industry knowledge, judgment and leadership capabilities. The Nominating Committee continually assesses the tenure and diversity of the S&T Board and seeks opportunities, within the constraint of the size of the S&T Board, to include a mix of directors with S&T Board experience and with fresh perspectives. In the last five years, the Nominating Committee has had the opportunity to add nine (9) (60% of the 15 director nominees) new directors to the S&T Board to further diversify the S&T Board’s industry knowledge, judgment, gender, minority status and leadership capabilities. Directors James T. Gibson, Jerry D. Hostetter and Steven J. Weingarten were added to the S&T Board through the acquisition of Integrity Bancshares, Inc. ("Integrity") in 2015; Director Robert E. Kane was elected in 2017; Director Christina A. Cassotis was appointed to the S&T Board in June 2017; Director David G. Antolik was appointed to the S&T Board in January 2019; Director Lewis W. Adkins, Jr. was appointed to the S&T Board in July 2019; and Directors Peter R. Barsz and William J. Hieb were added to the S&T Board through the acquisition of DNB Financial Corporation (“DNB”) in December 2019.
S&T seeks director candidates who will uphold the highest standards, are committed to S&T’s values, and who will be strong independent stewards of the long-term interests of shareholders. In selecting nominees, our Board looks for individuals with demonstrated experience and success in fields that are relevant to our business, strategy and operations, and who will contribute diverse viewpoints and perspectives.
In evaluating and selecting nominees to the Board, our Nominating Committee considers all factors and criteria it deems appropriate, including, but not limited to, the factors set forth in our Corporate Governance Guidelines. See the section “Director Qualifications and Nominations; Board Diversity” below for further information on our director selection process and criteria. In furtherance of the foregoing, the Board considers a wide range of attributes when selecting and recruiting candidates. All nominees possess integrity, judgment, strong work ethic, collaborative approach to engagement and oversight, inquisitive and objective perspective, and a willingness to appropriately challenge management. In addition, our nominees have executive experience and skills that are aligned with our business and strategy, including the following:

Board Skills
Core Skills and Qualifications
Banking and Financial Services Industry	Corporate Governance
Leadership (Strategy & Execution)	Compensation & Succession
Financial Expertise	Technological Innovation
Regulatory/Risk Management	Other Board Experience
Additional Relevant Experiences
Business Development	Local Market
Mergers & Acquisitions	Cybersecurity
Capital Markets	Information Technology
Investor Relations & Engagement	Diversity
Director Nominees for Election at the 2020 Annual Meeting:

Lewis W. Adkins, Jr. Age: 56 Director since: 2019 Committees: -Credit Risk -Nominating & Corporate Governance	BACKGROUND:

Mr. Lewis is a Shareholder and Practice Group Manager of Public Law, Regulatory and Finance for Roetzel & Andress LPA, a full-service law firm with offices located throughout Ohio, Florida, and Chicago. Additionally, he is President of their wholly-owned consulting subsidiary, Roetzel Consulting Solutions, a bipartisan consulting company representing clients where the private and public sectors intersect. Mr. Adkins previously served as General Counsel to Summit County, Ohio. Mr. Adkins is affiliated with numerous professional and charitable organizations including the University of Akron Board of Trustees, the American Bar Association, the National Democratic Club, the Greater Akron Chamber of Commerce, and the Cleveland Metropolitan Bar Association Diversity Action Committee.

EXPERIENCE AND QUALIFICATIONS:

Mr. Adkins has extensive experience serving as counsel to clients across a vast number of industries including diversified energy companies, governmental entities, housing authorities, and nonprofit organizations. He also serves as lead counsel for a number of public and private entities including Ohio’s largest banking institution, a regional public hospital and two of Ohio’s largest school districts. Mr. Adkins’ expansive business and legal knowledge and his community leadership provides the S&T Board with public finance, business development, and strategic management experience which qualifies him to serve on the S&T Board.

David G. Antolik Age: 53 Director since: 2019 President and Chief Lending Officer	BACKGROUND:

Mr. Antolik has been President of S&T and S&T Bank since January 2019 and Chief Lending Officer of S&T and S&T Bank since 2008. He previously served as Senior Executive Vice President of S&T and S&T Bank from 2008 until January 2019. Mr. Antolik also serves as the vice chairman of the IUP Research Institute and is a member of the Indiana County Development Corporation Board.

EXPERIENCE AND QUALIFICATIONS:

With 31 years of banking experience, including 12 years of senior management experience at S&T, Mr. Antolik’s strong leadership capabilities and in-depth industry experience in commercial lending and implementing strategic initiatives provides the S&T Board with expertise that will contribute to the strategic growth of S&T. As our President and Chief Lending Officer, Mr. Antolik continues to lead S&T’s commercial banking division and will be responsible for overseeing the market-based strategic initiatives in partnership with the market presidents. Additionally, Mr. Antolik oversees the consumer banking and Wealth Management divisions to support S&T’s integrated line of business approach.

Peter R. Barsz Age: 63 Committees: -Audit -Compensation & Benefits	BACKGROUND:

Mr. Barsz is a Certified Public Accountant and has been a Partner at Barsz Gowie Amon & Fultz, LLC, an accounting firm, since July 2017 when Steger Gowie & Company merged with Merves Amon & Barsz LLC where Mr. Barsz became a partner in 1990. Mr. Barsz previously served on the board of DNB from January 2018 until it was acquired by S&T in November 2019. Mr. Barsz serves as the appointed Treasurer and has served as the Finance Director of several municipalities in Chester and Delaware counties and is currently serving as Chairman of the Pennsylvania State Tax Equalization Board, an independent agency of the Commonwealth tasked with obtaining information on real estate sales throughout the state. Mr. Barsz also received an appointment to the Pennsylvania Legislature and is currently serving as a public member on the Legislative Audit Advisory Committee for the current and past two Legislative Sessions of the General Assembly. In December 2019, Mr. Barsz was appointed by Delaware County Council to serve a four-year term on the Delaware County Industrial Development Authority.

EXPERIENCE AND QUALIFICATIONS:

Mr. Barsz’s extensive experience in accounting and providing management and financial consulting services to governmental and nonprofit entities, his deep community engagement, as well as his broad financial perspective qualify him to serve on the Audit Committee as an “audit committee financial expert” and on the S&T Board.

Todd D. Brice Age: 57 Director since: 2005 Chief Executive Officer Committees: -Executive	BACKGROUND:

Mr. Brice has been the Chief Executive Officer of S&T and S&T Bank since 2008. He previously served as President of S&T and S&T Bank from 2004 to January 2019. Mr. Brice was formerly Chief Operating Officer of S&T and S&T Bank from 2004 until 2008 and Executive Vice President of Commercial Lending at S&T and S&T Bank from 2002 until 2004. He currently serves on the board of directors for the Greater Pittsburgh Chamber of Commerce and the Seton Hill University Board of Trustees. Mr. Brice previously served as a member of the boards of directors for the Pittsburgh Branch of the Federal Reserve Bank of Cleveland, Indiana Regional Medical Center and the Indiana County YMCA.

EXPERIENCE AND QUALIFICATIONS:

With 34 years of banking experience, including 18 years of senior management experience at S&T, Mr. Brice’s deep industry knowledge and his expertise in our operations, commercial lending and corporate strategy provides the S&T Board with significant insight across a broad range of issues critical to our business. Mr. Brice is also an active member of the community. As our Chief Executive Officer, Mr. Brice provides unique insight to the S&T Board regarding our day-to-day operations, customer information, competitive intelligence, general trends in national and local banking and issues regarding our financial results.

Christina A. Cassotis Age: 55 Director since: 2017 Committees: -Audit -Compensation & Benefits	BACKGROUND:

Ms. Cassotis has been the chief executive officer of the Allegheny County Airport Authority, which operates Pittsburgh International Airport and Allegheny County Airport since January 2015. Prior to that, Ms. Cassotis joined SH&E, Inc. in 1999, a global commercial aviation consulting firm, where she advised airports worldwide on strategy, business and system planning. She went on to serve as managing officer for Airport Services for ICF-SH&E from 2007 to 2014, leading a global team of airport consultants. She also serves as a member of the board for the U.S. Travel Association, Visit Pittsburgh and is a member of the International Aviation Women’s Association. Ms. Cassotis served as a director of EQT Corporation from October 2018 until July 2019.

EXPERIENCE AND QUALIFICATIONS:

Ms. Cassotis has demonstrated that she is a strong, decisive, and strategic leader. Her ability in identifying the complex relationship between organizations and the competitive environments in which they operate has allowed her to position her business interests for the future while paying attention to immediate demands. She is an innovative leader who has successfully directed necessary change through organizations in order to drive growth and deliver value which qualifies her to serve on the S&T Board.

Michael J. Donnelly Age: 62 Director since: 2001 Committees: -Credit Risk -Trust & Revenue Oversight	BACKGROUND:

Mr. Donnelly has been president of Indiana Printing and Publishing Company, Inc. since 1993. Mr. Donnelly has spent over 29 years working with the Indiana County Chamber of Commerce and the Indiana County Development Corporation in retaining and attracting many businesses in the Indiana, Pennsylvania area.

EXPERIENCE AND QUALIFICATIONS:

Mr. Donnelly’s deep experience in managing and operating a local business provides the S&T Board with valuable insight into the issues addressing our local corporate and consumer borrowers. Mr. Donnelly’s experience in developing appropriate compensation for the executives and senior management of his company qualifies him to serve on the S&T Board.

James T. Gibson Age: 64 Director since: 2015 Committees: -Credit Risk (Chairperson) -Executive -Trust & Revenue Oversight	BACKGROUND:

Mr. Gibson served as chairman, president and chief executive officer of Integrity since its inception in June 2003 until it was acquired by S&T in March 2015 and served as president and chief executive officer of Integrity Bank, a role he also held since its inception in June 2003 until it was merged into S&T Bank in May 2015. Mr. Gibson continued in the role of chief executive officer of Integrity Bank and assisted the S&T Board with transition and integration issues following the acquisition of Integrity in 2015 and retired as an employee on December 31, 2015. Previously, Mr. Gibson served as president and chief executive officer of Commerce Bank/Harrisburg from 1988 to 2002.

EXPERIENCE AND QUALIFICATIONS:

Mr. Gibson’s more than 37 years of banking experience and detailed knowledge about the development and operations of Integrity Bank qualify him to serve on the S&T Board.

Jeffrey D. Grube Age: 66 Director since: 1997 Committees: -Audit -Compensation & Benefits (Chairperson) -Executive	BACKGROUND:

Mr. Grube since 1990 has served as president of B.F.G. Manufacturing Service, Inc., which provides large volume plating, painting and powder coating services with facilities in Pennsylvania and New York. Mr. Grube’s career as an executive in the manufacturing industry includes financial and engineering experience. Mr. Grube also served as a director on the board of a privately held company that supplies compliance products for lending solutions.

EXPERIENCE AND QUALIFICATIONS:

Mr. Grube’s extensive experience working with small and medium-sized businesses provides the S&T Board with valuable experience regarding potential borrowers and customers, customer relations, lending issues and credit risk. Mr. Grube’s executive and board experience in the manufacturing sector and experience with financial institutions allow him to bring relevant insight regarding regulatory and financial compliance issues to the S&T Board.

William J. Heib Age: 63 Director since: 2019 Committees: -Credit Risk -Trust & Revenue Oversight	BACKGROUND:

Mr. Hieb served as the President and Chief Executive Officer of DNB Financial Corporation (DNB), the holding company for DNB First, N.A. since April 2016 until it was acquired by S&T in November 2019. He was a director of DNB Financial Corporation since 2005 and a Director of DNB First, N.A. since 2004. Mr. Hieb served as President and Chief Risk & Credit Officer of DNB from April 2011 to January 2016. Prior to that, Mr. Hieb served as President and Chief Operating Officer of DNB from January 2005 to April 2011. Mr. Hieb is a Board Member of the Business Leadership Organized for Catholic Schools and West Chester University’s President Corporate Advisory Council. Mr. Hieb has previously served on the board of directors for the Chester County Chamber of Business and Industry, the Chester County Historical Society, the Chester County Economic Development Council, the Chester County Chamber of Business and Industry Foundation, the Pennsylvania Bankers Association, and The Housing Partnership of Chester County.

EXPERIENCE AND QUALIFICATIONS:

Mr. Hieb has acquired considerable knowledge and experience during his 41 years in commercial banking including lending, credit administration and wealth management. In addition, his background supervising DNB’s risk management function and operations during his career strengthens the Board’s collective qualifications, skills and experience and qualifies him to serve on the S&T Board.

Jerry D. Hostetter Age: 58 Director since: 2015 Committees: -Compensation & Benefits -Trust & Revenue Oversight	BACKGROUND:

Mr. Hostetter has served as a partner at Prestige Investment Group, a small private equity company, since its founding in 2012. Prior to that, Mr. Hostetter was the vice president of fund development and legislative affairs of Ephrata Community Hospital from 2008 through 2011. Mr. Hostetter previously served on the board of Integrity from 2011 until it was acquired by S&T in March 2015.

EXPERIENCE AND QUALIFICATIONS:

Mr. Hostetter’s experience in the Pennsylvania business community and knowledge gained from his service as a director of Integrity qualify him to serve on the S&T Board.

Robert E. Kane Age: 52 Director since: 2017 Committees: -Audit -Executive -Nominating & Corporate Governance -Trust & Revenue Oversight	BACKGROUND:

Mr. Kane has served as the president, chief executive officer and owner of Reliant Holdings, Inc. since 2005, which provides credit related products and services to individuals that reside in all 50 states. Reliant Holdings' extensive operations include Internet marketing, e-commerce and mobile technology, call center services and fulfillment services. Over the past 10 years, Mr. Kane has served on the board of directors of numerous organizations including the Pennsylvania Economic Development Financing Authority (PEDFA), the Indiana County Chamber of Commerce, Indiana County Development Corporation and Indiana Regional Medical Center. Mr. Kane also served on S&T Bank’s Indiana Regional Advisory Board from 2012 to 2016.

EXPERIENCE AND QUALIFICATIONS:

In addition to his sound leadership capabilities, Mr. Kane has attained a deep knowledge of the financial services industry throughout his career. We believe that Mr. Kane’s executive management experience and detailed knowledge of the financial and e-commerce sectors qualify him to serve on the S&T Board.

James C. Miller Age: 74 Director since: 1993 Committees: -Credit Risk -Trust & Revenue Oversight	BACKGROUND:

Mr. Miller served as Chairperson of the S&T Board and S&T Bank Board from 2004 to 2013. Mr. Miller is retired but was formerly Chief Executive Officer of S&T and S&T Bank from 1998 until 2008 and President of S&T and S&T Bank from 1993 until 2005.

EXPERIENCE AND QUALIFICATIONS:

Mr. Miller’s banking experience, including 37 years with S&T or a bank acquired by S&T and his service as our former Chief Executive Officer, provides him with a unique perspective of our business, including our markets, customer base, senior management, key employees, potential customers, and operations and finances, and qualifies him to serve on S&T Board.

Frank J. Palermo, Jr. Age: 67 Director since: 2013 Committees: -Audit (Chairperson) -Executive -Nominating & Corporate Governance	BACKGROUND:

Mr. Palermo is a Certified Public Accountant and a Certified Valuation Analyst, and has been the managing shareholder of Palermo/Kissinger &Associates, P.C., an accounting firm, since 1983. Mr. Palermo played an integral role in forming Gateway Bank of Pennsylvania (“Gateway”), where he served as chairman of the audit committee from its inception in 2004 through the date S&T acquired Gateway in 2012. Mr. Palermo’s career also includes 40 years in public accounting and four years as a vice president and controller at a community bank.

EXPERIENCE AND QUALIFICATIONS:

Mr. Palermo’s background in accounting and finance, as well as his prior bank audit committee experience, bring a valuable perspective to the S&T Board both with respect to accounting, financial and strategic aspects of S&T’s business and to the Audit Committee on which he serves as an “audit committee financial expert.” Mr. Palermo’s extensive board experience qualifies him to serve on the S&T Board.

Christine J. Toretti Age: 63 Director since: 1984 Committees: -Executive (Chairperson)	BACKGROUND:

Ms. Toretti was named Chairperson of the S&T Board and S&T Bank Board in 2018 and was formerly Vice Chairperson of the S&T Board and S&T Bank Board from 2013 to 2018. Ms. Toretti has been the president of Palladio, LLC, an investment holding company headquartered in Indiana, Pennsylvania, since 2011, was the chairman and chief executive officer of S.W. Jack Drilling Company from 1990 through 2010 and was the president of The Jack Company from 1988 through 2015. Ms. Toretti has been the president of Plum Production, Inc. since 1991, and president of CJT, LLC since 2002, each of which is a natural gas investment company. Ms. Toretti served as a director of EQT Corporation from October 2015 until July 2019.

EXPERIENCE AND QUALIFICATIONS:

Ms. Toretti’s deep industrial and energy experience provides the S&T Board with a strategic outlook regarding lending and other commercial opportunities in these sectors, her experience of leading a family business allows her to offer the S&T Board valuable management perspective and credit risk assessment with respect to our industrial and oil and gas borrowers, and her board experience, including in the role of chairman of another company, qualifies her to serve as Chairperson of the S&T Board.

Steven J. Weingarten Age: 61 Director since: 2015 Committees: -Compensation & Benefits -Executive -Nominating & Corporate Governance (Chairperson)	BACKGROUND:

Mr. Weingarten was an attorney at McNees Wallace & Nurick LLC from 1989 until 2019 and was a member there beginning in 1993. Additionally, he served as managing partner of McNees Wallace & Nurick LLC from 2002 to 2006. Mr. Weingarten previously served on the board of Integrity from 2003 until it was acquired by S&T in March 2015. Mr. Weingarten retired from the practice of law effective April 30, 2019 and currently is involved in real estate investment as a member of TAV Partners, LP.

EXPERIENCE AND QUALIFICATIONS:

Mr. Weingarten’s experience in managing McNees Wallace & Nurick LLC and in practicing real estate law, and the knowledge he gained from his service as a director of Integrity, qualify him to serve on the S&T Board.

Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The S&T Board has developed and adopted Corporate Governance Guidelines (the “Guidelines”) which reflect S&T’s commitment to following corporate governance best practices. The Guidelines are intended to promote the functioning of the S&T Board and its committees and provide a common set of expectations as to how the S&T Board should perform its functions. These Guidelines are not intended to modify or amend S&T’s Articles of Incorporation, as amended (the "Articles of Incorporation") or By-laws. In the event of a discrepancy between these Guidelines and the Articles of Incorporation or the By-laws, the Articles of Incorporation and By-laws will always govern. The Guidelines are available on S&T’s website, www.stbancorp.com, under Corporate Governance.
Director Independence
The S&T Board annually reviews and makes a determination as to the independence of its directors under the NASDAQ listing rules. In 2019, the S&T Board also considered all direct and indirect transactions described under “Transactions with Related Parties” in determining whether a director is independent. Finally, the S&T Board considered whether a director has any other material relationships with S&T and concluded that none of S&T's directors has any such relationship that impairs the director’s independence. There were no other related party transactions other than those described under “Transactions with Related Parties” in this Proxy Statement. The Nominating Committee has the delegated responsibility to evaluate each director’s qualifications for independence for the S&T Board and for the committees of the S&T Board. In accordance with the NASDAQ listing rules and interpretations, following review of the objective measures, the Nominating Committee and S&T Board also evaluate on a subjective basis each director’s personal, familial and/or business relationship, regardless of dollar amount.
On March 16, 2020, the S&T Board determined the following 13 directors and director nominees are independent under the NASDAQ listing rules: Mr. Adkins, Mr. Barsz, Ms. Cassotis, Mr. Donnelly, Mr. Gibson, Mr. Grube, Mr. Hieb, Mr. Hostetter, Mr. Kane, Mr. Miller, Mr. Palermo, Ms. Toretti, and Mr. Weingarten. As discussed below, all members of the Compensation and Benefits Committee and the Nominating Committee are independent under the NASDAQ rules. In addition, the S&T Board determined that each of the members of the Audit Committee is independent under applicable SEC and NASDAQ rules.
Board Structure; Board and Committee Meetings

There are currently 16 directors comprising the S&T Board. The number of directors, however, will be reduced by the S&T Board to 15 effective as of the date of the Annual Meeting.  Director Jones will retire effective as of the date of the Annual Meeting. The S&T Board has established six committees: Audit, Compensation and Benefits, Credit Risk, Executive, Nominating and Corporate Governance, and Trust and Revenue Oversight. Each Board Committee serves as a joint board committee of S&T Bank in addition to being a Board Committee of S&T.
During 2019, the S&T Board held 12 board meetings, with the following number of meetings held by the S&T Board committees: Audit, four; Compensation and Benefits, four; Credit Risk, four; Nominating and Corporate Governance, six; and Trust and Revenue Oversight, four. Each director attended at least 75% of the total number of meetings of the S&T Board and committees on which he or she served during 2019. Independent members of the S&T Board meet at least twice per year in regularly scheduled executive sessions with an independent Chairperson of the Board presiding over all executive sessions.
The S&T Board has implemented a formal policy that strongly encourages director attendance at the annual meeting of shareholders. In 2019, all of S&T’s directors, except two, attended the annual meeting of shareholders.
Separate Roles of Chairperson and Chief Executive Officer
The S&T Board believes that, as part of our efforts to embrace and adopt good corporate governance practices, different individuals should hold the positions of Chairperson of the Board and Chief Executive Officer (“CEO”) to aid in the S&T Board’s oversight of management. The S&T Board believes that separation of the roles of Chairperson and CEO is the best governance model for S&T and its shareholders at this time. Under this model, our Chairperson, a non-executive position, can devote his or her attention to assuring that S&T has the proper governance controls in place; that the S&T Board is properly structured from the standpoints of membership, size and diversity; and that management has the support it needs from the S&T Board to carry out our strategic priorities. The CEO, relieved of the duties normally performed by the Chairperson, is free to focus his or her entire attention on growing and strengthening the business.

The duties of the non-executive Chairperson of the Board include:

•	presiding over all meetings of the S&T Board;

•	preparing the agenda for S&T Board meetings with the Secretary and in consultation with the CEO and other members of the S&T Board;

•	ensuring the S&T Board fulfills its role in overseeing and monitoring management and operations of S&T and protecting the interests of S&T and its shareholders;

•	ensuring the S&T Board receives timely, accurate and complete information and the decision time necessary to make informed judgments;

•	assigning tasks to the appropriate committees of the S&T Board;

•	establishing a relationship of trust with the CEO, and providing advice and counsel while respecting the executive responsibilities of the CEO;

•	promoting effective relationships and open communication, both inside and outside the boardroom, between senior management and the S&T Board;

•	communicating the S&T Board’s evaluation of the CEO’s annual performance together with the Compensation Committee Chairperson; and

•	presiding over all meetings of shareholders.
We believe that the current composition of the S&T Board, the S&T Board committees as presently constituted and the leadership structure of the S&T Board enable the S&T Board to fulfill its role in overseeing and monitoring the management and operations of S&T and to protect the interests of S&T and its shareholders.
The S&T Board’s Role in Risk Oversight
Role of the S&T Board
The S&T Board oversees an enterprise-wide approach to risk management (“ERM”), designed to support the achievement of strategic goals, to improve long-term organizational performance and to enhance shareholder value. The S&T Board regularly discusses with our Chief Risk Officer (the “CRO”) our major risk exposures, their potential impact on S&T, and the steps we take to manage them. A fundamental part of risk management is not only understanding the risks a company faces in its current and future activities and what steps management is taking to manage those risks, but also understanding what level and types of risk are appropriate for a regional full-service financial institution. The S&T Board has ultimate responsibility for approving the risk appetite or broad level of risk that is appropriate for S&T to accept. S&T’s risk appetite is an important piece of an effective ERM framework that reinforces risk culture and is a core instrument for better aligning overall corporate strategy, capital allocation, and risk. The S&T Board delegates the authority and responsibility for defining the risk appetite and ensuring alignment with the strategic objectives to the management-level Enterprise Risk Management Committee (the “Enterprise Risk Committee”). The Enterprise Risk Committee serves as the primary risk management forum for monitoring S&T’s risk exposures by establishing key risk indicators or guidelines to proactively monitor both the level and direction of risk as well as key performance indicators to monitor progress toward achievement of strategic goals. By utilizing a comprehensive and standardized view of the nature and level of risk to which we are exposed and the interaction of the various risk components identified in our ERM program, we are better able to assess and manage our risk and react to uncertainties.
Currently, the S&T Board administers its risk oversight function directly and through the Audit Committee, the Compensation Committee, the Credit Risk Committee, the Executive Committee, the Trust and Revenue Oversight Committee and the Enterprise Risk Committee (a management-level committee).
Pursuant to the terms of our Audit Committee charter, the CRO is accountable to both the Audit Committee and our CEO. The Audit Committee reviews and approves the appointment, replacement or dismissal of the CRO, and discusses the organizational structure and staffing regarding risk management, internal controls and regulatory compliance.
The CRO, as the administrator of the ERM program, regularly meets with management, including the CEO, to discuss the following primary areas of risk identified as part of the ERM program: credit; liquidity and market; compliance and legal; operational; information technology operational and security; reputation; and strategic. As necessary, the Audit Committee meets with the CRO to discuss and analyze risks to S&T without management present. The CRO makes a quarterly ERM presentation to the S&T Board and regularly reports on corporate governance, compliance and risk-related matters at other S&T Board meetings.

The Audit Committee is also responsible for monitoring our compliance risk with respect to regulatory and legal matters, and focuses on financial risk, including internal controls. The Audit Committee annually reviews and evaluates our internal audit function, and meets with our Chief Audit Executive (“CAE”) to review and assess internal audit risks including executive sessions without management present.

Our Enterprise Risk Committee, which is comprised of members of our senior management, including the CRO, CEO, President, Chief Financial Officer, Chief Operating Officer, Chief Credit Officer, CAE, Chief Lending Officer and General Counsel, meets quarterly to discuss the risk exposures of the enterprise, reviews changes to those exposures based on internal and external events, takes action to manage and mitigate such risks, discusses significant policy changes, new products/services, model risk management reviews, and ERM reports before presentation to the S&T Board and promotes proper risk management practices throughout S&T. A corporate policy approved by the S&T Board governs the Enterprise Risk Committee.
The Compensation Committee is responsible for assessing and mitigating risks associated with S&T’s compensation practices, both with respect to S&T’s named executive officers (as further described in the Compensation Discussion and Analysis section of this Proxy Statement) and its employees generally. The Compensation Committee reviews the incentive compensation arrangements for S&T’s named executive officers with the CRO at least annually to discuss and evaluate the risk posed to S&T by its employee compensation plans and to ensure that the compensation arrangements do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of S&T. The Compensation Committee meets quarterly or as often as it determines is necessary and appropriate.
Our Credit Risk Committee is responsible for reviewing the credit administration risk management practices and reporting; the performance of the independent loan review function and its assessment of the management of credit risk arising from the lending and lending related functions of S&T; the review of commercial lending activity, including portfolio reviews; the credit policy approval; and providing guidance on pertinent credit risk matters including loan related strategies. The Credit Risk Committee meets quarterly or as often as it determines is necessary and appropriate.
Our Trust and Revenue Oversight Committee is responsible for the oversight of all trust activities consistent with the Federal Deposit Insurance Corporation’s Statement of Principles of Trust Department Management and the development and implementation of strategic and tactical initiatives in support of S&T’s revenue growth and shareholder value creation. The Trust and Revenue Oversight Committee meets quarterly or as often as it determines is necessary and appropriate.
The Executive Committee is responsible for coordinating S&T Board delegated risk oversight responsibilities across established S&T Board committees including monitoring industry developments and emerging risks and to exercise the authority to act on behalf of the S&T Board between meetings of the S&T Board to the fullest extent permitted by law. The Executive Committee meets as often as it determines is necessary and appropriate.
Employee Compensation Policies and Managing Risk
We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe that several features of our compensation policies and programs reflect sound risk management practices, such as basing incentive awards on the achievement of a predetermined earnings per share (“EPS”) goal, an audited number, and the granting of restricted stock subject to a two or three year vesting that serves the additional purposes of encouraging senior management to make decisions currently that promote long-term growth, promoting retention of senior management and encouraging senior management to meet stock ownership guidelines. All awards granted under the 2019 incentive plans were subject to Compensation Committee review and approval based upon corporate and/or individual performance. The incentive plan for senior management, as described in the "Compensation Discussion and Analysis" section below, contains a “Shareholder Protection Feature,” which provides that awards will not be made unless S&T maintains well capitalized capital ratio requirements, as established by applicable regulatory authorities. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. Based on the review by the Compensation Committee, the S&T Board determined that it is not reasonably likely that S&T’s compensation and benefit plans would have a material adverse effect on S&T.

Audit Committee
The members of the Audit Committee are Peter R. Barsz, Christina A. Cassotis, Jeffrey D. Grube, Robert E. Kane, and Frank J. Palermo, Jr. (Chairperson). All members meet the independence standards for audit committees established by the SEC and NASDAQ. A written charter approved by the S&T Board governs the Audit Committee and complies with current NASDAQ Rules relating to charters and corporate governance. A copy of the charter is included on S&T’s website www.stbancorp.com, under Corporate Governance. The Audit Committee has provided information regarding the functions performed by the Audit Committee and its membership in the “Report of the Audit Committee,” included in this Proxy Statement on page 52.

The Board has determined that Frank J. Palermo, Jr., CPA, Chair of the Audit Committee and Perter R. Barsz, CPA each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee annually reviews the independent registered public accounting firm’s performance and independence in deciding whether to retain the firm or engage a different independent registered public accounting firm. As part of this review, the Audit Committee considers, among other things, the following:

•	The independent registered public accounting firm’s continued independence and objectivity;

•	The capacity, depth, financial services knowledge and public company experience of the independent registered public accounting firm;

•	The quality and candor of the independent registered public accounting firm’s communications with the Audit Committee and Management;

•	The desired balance of the independent registered public accounting firm’s experience and fresh perspective as a result of mandatory audit partner rotation;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on the independent registered public accounting firm and its peer reviews;

•	The quality and efficiency of the audit firm’s audit plans and performance conducting S&T’s audit;

•	The appropriateness of the independent registered public accounting firm's fees for audit and non-audit services;

•	The independent registered public accounting firm’s effectiveness of communications and working relationships with the Audit Committee, Internal Audit and management; and

•
The independent registered public accounting firm’s tenure as S&T’s independent registered public accounting firm, including the benefits of having a long-tenured auditor and controls and processes that help safeguard the firm’s independence.

Compensation and Benefits Committee
The members of the Compensation and Benefits Committee (the "Compensation Committee") are Peter R. Barsz, Christina A. Cassotis, Jeffrey D. Grube (Chairperson), Jerry D. Hostetter, and Steven J. Weingarten. The Compensation Committee’s primary function is to recommend to the S&T Board action on executive compensation and compensation and benefit changes brought to it by management. A written charter approved by the S&T Board governs the Compensation Committee and complies with current NASDAQ Rules relating to charters and corporate governance. A copy of the charter is included on S&T’s website www.stbancorp.com, under Corporate Governance. The Compensation Committee is comprised entirely of independent board members, as defined by NASDAQ listing standards.
The Compensation Committee is responsible for our stated compensation strategies, goals and purposes, ensuring that there is a strong link between the economic interests of management and shareholders; that members of management are rewarded appropriately for their contributions to company growth and profitability; and that the executive compensation strategy supports organization objectives and shareholder interests. The Compensation Committee must provide clear direction to management to ensure that its policies and procedures are carried out in a manner that achieves balance and is consistent with safety and soundness. It approves any material exceptions or adjustments to the incentive compensation arrangements established for senior management, and carefully considers and monitors the effects of any approved exceptions or adjustments. It receives and reviews, on an annual or more frequent basis, an assessment by management, with appropriate input from risk management personnel, of the effectiveness of the design and operation of the organization’s incentive compensation system in providing appropriate risk-taking incentives. It also reviews periodic reports of incentive compensation awards and payments relative to risk outcomes. It ensures that the incentive compensation arrangements for S&T do not encourage employees to take risks that are beyond S&T’s ability to manage effectively. It also performs other related duties as set forth in its written charter.

The process, policies and specific determinations of the Compensation Committee with respect to compensation of our named executive officers for fiscal 2019 are described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement.
The Compensation and Benefits Committee Report is on page 40 of this Proxy Statement.
Nominating and Corporate Governance Committee
The members of the Nominating Committee are Lewis W. Adkins, Jr., Robert E. Kane, Frank J. Palermo, Jr. and Steven J. Weingarten (Chairperson). The Nominating Committee functions are to assist the S&T Board in annually reviewing the qualifications and independence of the members of the S&T Board and its various committees as well as the composition and structure of the S&T Board; to review and make recommendations to the S&T Board as to its committee structure, functions and composition on a periodic basis; to oversee the annual assessment of the performance of the S&T Board and whether its committees are functioning effectively; to recommend director nominees to the S&T Board to submit for election by shareholders; and to provide guidance to the S&T Board on corporate governance issues. In addition, the Nominating Committee reviews all transactions with related parties, as further described on page 49 of this Proxy Statement. The Nominating Committee oversees the S&T Director Orientation Program and the continuing education programs for all directors. To assist in remaining current with their board duties and committee responsibilities, the S&T Board participates in the Bank Director’s Membership Program. This program offers the directors access to the BankDirector.com online video training series, a wide range of in-person conferences, periodic hard copy and digital magazines, and peer-based and webinar educational programs on corporate governance, committee duties, board leadership and industry developments.
A written charter approved by the S&T Board governs the Nominating Committee and complies with current NASDAQ Rules relating to charters and corporate governance. A copy of the charter is included on S&T’s website www.stbancorp.com, under Corporate Governance. The Nominating Committee is comprised entirely of independent board members, as defined by NASDAQ listing standards.
Director Qualifications and Nominations; Board Diversity
The Nominating Committee has adopted, and the S&T Board has ratified, a corporate policy for identifying and evaluating candidates for membership on the S&T Board. The Nominating Committee identifies potential candidates based on suggestions from directors, officers of S&T and S&T shareholders. An S&T shareholder may make a director nomination in accordance with Section 202 of S&T’s By-laws and applicable law. The procedure under Section 105 of the By-laws provides that a notice relating to the nomination must be timely given in writing to the Secretary of S&T, at 800 Philadelphia Street, Indiana, Pennsylvania 15701, prior to the annual meeting. To be timely, the notice must be delivered not earlier than the close of business on the 120th day (January 18, 2021), nor later than the close of business on the 90th day (February 17, 2021), prior to the first anniversary of the preceding year’s annual meeting (May 18, 2021), unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case we will notify you of the new deadlines. Such notice must be accompanied by the nominee’s written consent to be named in the applicable proxy statement and contain information relating to the business experience and background of the nominee and the nominee’s holdings of S&T Common Stock and information with respect to the nominating shareholder. There are no differences in the manner in which the Nominating Committee considers and evaluates candidates for membership on the S&T Board based on whether such candidate is recommended by a shareholder, the Nominating Committee, or by any other source.
In evaluating and selecting nominees to the S&T Board, the Nominating Committee takes into account all factors and criteria it considers appropriate, which includes but is not limited to the following: high personal and professional integrity; sound independent judgment and exceptional ability; business experience; area of residence in relationship to S&T’s geographic market; other directorship experience that would be beneficial to the S&T Board and management of S&T; diversity of experience relative to that of other S&T directors; diversity of age, gender, minority status and level and type of education; whether the candidate will be effective in serving the long-term interests of S&T’s shareholders; whether the candidate has sufficient time and energy to devote to the affairs of S&T; whether the candidate possesses a willingness to challenge and stimulate management and the ability to work as part of a team; whether the candidate meets the independence requirements of the NASDAQ listing standards; whether the candidate is free from conflicts of interest with S&T; and any other factors related to the ability and willingness of a new director to serve or an existing director to continue his or her service.

The Nominating Committee may engage a third-party search firm to assist it in identifying director candidates, but the Nominating Committee did not do so in 2019. S&T did not receive any timely shareholder nominations for a director for consideration for this Annual Meeting.
Shareholder Communications with Directors
Shareholders who desire to communicate with the S&T Board or a specific director should send any communication, in writing, to S&T Bancorp, Inc., 800 Philadelphia Street, Indiana, Pennsylvania 15701, Attention: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. S&T’s Secretary will initially review all communications received in accordance with the Shareholders Communication Policy adopted by the S&T Board. The Secretary will relay all such communications to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication does not relate to the business or affairs of S&T or the functioning or constitution of the S&T Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the S&T Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full S&T Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through S&T’s management and only in accordance with S&T’s policies and procedures and applicable laws and regulations relating to the disclosure of information. If the Secretary believes the communication may be a complaint relating to any questionable accounting, internal accounting controls or auditing matter (“Covered Matter”), the Covered Matter will be handled in accordance with Corporate Policy #609 - Complaints Regarding Accounting, Internal Accounting Controls or Auditing Matters (“Whistleblower Policy”). A copy of the Whistleblower Policy is included on S&T’s website www.stbancorp.com, under Corporate Governance.
Code of Conduct and Ethics
The S&T Board has adopted a Code of Conduct for directors, officers and employees, which is posted on S&T’s website www.stbancorp.com, under Corporate Governance. The Code of Conduct addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, and compliance with laws, rules and regulations (including insider trading laws); corporate opportunities, confidentiality and fair dealing; and protection and proper use of company assets, and it encourages the reporting of any illegal or unethical behavior. A waiver of the Code of Conduct for an executive officer or director of S&T may be made only by the S&T Board and must be promptly disclosed as required by SEC or NASDAQ rules. S&T will disclose any such waivers, as well as any amendments to the Code of Conduct, on S&T’s website. Shareholders may obtain a printed copy of the Code of Conduct by contacting the Secretary at the address previously provided.
Employee, Officer and Director Hedging
Directors, officers, and employees are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds, or other derivatives) that are designed to hedge or speculate on any change in the market value of S&T’s securities.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal 2019 an officer or employee of S&T or any of our subsidiaries, and no member has ever served as an officer of S&T. None of our executive officers serves or, during fiscal 2019, served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving as a member of the S&T Board or Compensation Committee.

Compensation Consulting and Advisory Services Fees
In 2017, the Compensation Committee engaged Aon Consulting, Inc. ("Aon") to evaluate and benchmark compensation for the top 19 executive positions at S&T, review the S&T compensation peer group, and review the design of the Management Incentive Plan (“MIP”) and Long-Term Incentive Plan (“LTIP”) for 2018. In 2019, Aon performed services for the Compensation Committee with respect to recommendations for the appropriate compensation level for the President and CEO and for refinements to the MIP and LTIP.
The following shows the consulting fees paid by S&T to advisors to the Compensation Committee of the Board for the consulting services provided in calendar year 2019:

Compensation Consultant	Consulting fees for determining and recommending the amount or form of executive compensation	Additional services provided by Compensation Consultant
Aon Consulting, Inc.	$28,599	$—
In 2019, the Compensation Committee reviewed and assessed the independence of Aon, and concluded that Aon's work did not raise any conflicts of interest and that they are independent.

DIRECTOR COMPENSATION
The Nominating Committee annually reviews S&T's director compensation and makes recommendations to the Board. S&T’s director compensation is designed to align the S&T Board with its shareholders and to attract, motivate and retain high performing members critical to S&T’s success. A directors’ compensation analysis including a peer comparison is completed annually. The objective is to evaluate our director compensation against our peer group to ensure S&T’s compensation practices for our directors is consistent with banks our size and within similar markets. S&T uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Restricted stock grants are intended to align directors’ interests with those of S&T’s shareholders.
In 2019, our non-employee directors received compensation for serving on the S&T Board and attending Board and committee meetings, or educational seminars, in the amounts described below. Employee members of the S&T Board receive no additional compensation for participation on the S&T Board. We reimbursed various directors for amounts expended for traveling to our meetings and to educational seminars. We determined these amounts were consistent with our guidelines and thus are not included in the 2019 Director Compensation table.

Directors' Fees
Annual Cash Retainer	$60,000
Annual Stock Award (1)	40,003
Training/Seminar Fee	1,000

Board and Committee Chairperson Retainer Fees
Chairperson Retainer	$120,000
Audit Chairperson	20,000
Compensation and Benefits Chairperson	12,500
Credit Risk Chairperson	12,500
Nominating and Corporate Governance Chairperson	12,500
Trust and Revenue Oversight Chairperson	12,500

(1)The number of shares granted is based on the fair market value of the Common Stock on the date of grant. The S&T Board awarded 1,021 restricted shares of Common Stock on May 20, 2019 with 100% vesting on May 19, 2020. The fair market value of Common Stock on May 20, 2019 was $39.18 per share.

The following table provides information concerning compensation paid by S&T to its non-employee directors during 2019.
Director Compensation Table for Fiscal Year 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total ($)
Lewis W. Adkins, Jr.	52,200	33,352	85,552
Peter R. Barsz	25,000	16,699	41,699
Christina A. Cassotis	63,000	40,003	103,003
Michael J. Donnelly	67,200	40,003	107,203
James T. Gibson	77,300	40,003	117,303
Jeffrey D. Grube	80,200	40,003	120,203
William J. Hieb	25,000	16,699	41,699
Jerry D. Hostetter	64,200	40,003	104,203
Frank W. Jones(3)	65,100	40,003	105,103
Robert E. Kane	79,100	40,003	119,103
David L. Krieger(4)	2,400	0	2,400
James C. Miller	64,200	40,003	104,203
Frank J. Palermo, Jr	90,600	40,003	130,603
Christine J. Toretti	135,600	40,003	175,603
Steven J. Weingarten(5)	82,500	40,003	122,503

(1) The S&T Board awarded 1,021 restricted shares of Common Stock to each non-employee director on the S&T Board on May 20, 2019, with such shares vesting in full on May 19, 2020. The fair market value of the Common Stock granted on May 20, 2019 was $39.18 per share. The values for stock awards in this column represent the grant date fair value of the restricted shares granted in 2019, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 24 “Incentive and Restricted Stock Plan and Dividend Reinvestment Plan” in our Annual Report on Form 10-K for the year ended December 31, 2019. This column includes the value of these stock awards, all of which were issued under the S&T Bancorp, Inc. 2014 Incentive Plan (the "2014 Incentive Plan").
(2)As of December, 31, 2019, each director had unvested stock awards of 1,021 restricted shares, except for Messrs. Adkins, Barsz, and Hieb, who received a prorated number of 954, 436, and 436 shares, respectively for the number of months they served during the fiscal period.
(3) Mr. Jones is retiring, effective as of the date of the Annual Meeting.
(4) Mr. Krieger retired on May 20, 2019 following the annual meeting of shareholders.
(5)As a partner in McNees Wallace & Nurick LLC, Mr. Weingarten was required by the firm's policy to have his director compensation paid to McNees Wallace & Nurick LLC. Therefore, $5,800 in compensation reported as earned by Mr. Weingarten in the table was paid to McNees Wallace & Nurick LLC until his retirement from the firm effective April 30, 2019.

Directors' Stock Ownership
The Board has adopted stock ownership guidelines for the directors of S&T. The guidelines require each director to own at least $100,000 in market value of Common Stock within one year of being elected to the Board in order to be nominated for reelection as a continuing director candidate for a second or third term of service. To be nominated for reelection as continuing member of the Board for a fourth, or more, term of service, such continuing director candidate must own at least $250,000 in market value of the Common Stock. Each of our directors satisfies the stock ownership guidelines.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020
The Audit Committee of the S&T Board appointed the firm of Ernst & Young LLP (Ernst & Young) as its independent registered public accounting firm, to audit and report on S&T’s financial statements for the fiscal year ending December 31, 2020. The S&T Board now recommends that S&T’s shareholders ratify this appointment.
We are not required to have the shareholders ratify the selection of Ernst & Young as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young but may nevertheless decide to continue to retain such independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of S&T and its shareholders.
Ernst & Young has no direct or indirect financial interest in S&T or in any of its subsidiaries, nor has it had any connection with S&T or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young are expected to be present at the virtual Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It is also expected they will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm
The financial statements of S&T are audited annually by an independent registered public accounting firm. For the fiscal years ended December 31, 2019 and December 31, 2018, the audit was performed by Ernst & Young. Fees for professional services provided by Ernst & Young in each of the last two fiscal years are summarized below:

	2019	2018
Audit Fees	$1,255,452	$864,725
Audit-Related Fees	28,675	28,675
Tax Fees	160,242	219,511
All Other Fees	0	0
	$1,444,369	$1,112,911

“Audit Fees” for 2019 and 2018 include fees for audit services associated with the annual audit, the reviews of S&T’s quarterly reports on Form 10-Q, accounting, consultations and SEC registration statements. The 2019 fees also include services rendered in connection with the Bank’s acquisition of DNB Financial Corporation and additional procedures associated with the new Current Expected Credit Losses (CECL) accounting standard.
“Audit-Related Fees" for 2019 and 2018 include fees billed for U.S. Department of Housing and Urban Development compliance procedures.
“Tax Fees” include fees for tax compliance work for the Wealth Management division for client fiduciary tax returns performed in 2019 and 2018.
There were no “All Other Fees” for 2019 and 2018.
Pre-Approval Policies and Procedures
The Audit Committee is responsible for the approval of all services performed by S&T's independent registered accounting firm. All services provided by Ernst & Young (the "Independent Accountants") in 2019 were pre-approved by the Audit Committee. The Audit Committee is required to pre-approve all audit and non-audit services performed by the Independent Accountants to assure that the provision of such services does not impair the Independent Accountant’s independence. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting for ratification. The

Audit Committee does not delegate its responsibilities to pre-approve services performed by the Independent Accountants to management.
Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS S&T's INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION
OF S&T’S NAMED EXECUTIVE OFFICERS

S&T believes that our overall executive compensation program, as described in the "Compensation Discussion and Analysis" section (the “CD&A”) elsewhere in this Proxy Statement, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our shareholders.
As required by Section 14A of the Exchange Act, S&T is providing its shareholders a vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices. Pursuant to Section 14A of the Exchange Act, the S&T Board recommended, and the shareholders subsequently approved on an advisory basis at the 2018 annual meeting of shareholders, that this advisory proposal on executive compensation be submitted to shareholders annually. S&T expects to hold the next advisory vote on the frequency of the advisory vote on compensation at the annual meeting of shareholders in 2024.
Accordingly, S&T is presenting the following advisory proposal, commonly known as the “say-on-pay proposal,” for shareholder approval:
“Resolved, that the shareholders hereby approve, on a non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and all related material.”
Because your vote is advisory, it will not be binding upon the S&T Board. In the event this proposal is not approved by our shareholders, it will not be construed as overruling a decision by the S&T Board or the Compensation Committee, nor create or imply any additional fiduciary duty by the S&T Board or our Compensation Committee, nor will it be construed to restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the S&T Board and the Compensation Committee will consider the non-binding vote of our shareholders on this proposal when reviewing compensation policies and practices in the future.
Board Recommendation
THE S&T BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF S&T's NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS OF THE REGISTRANT

Each executive officer of S&T holds office for the current year for which he or she was elected or appointed by the Board unless he or she resigns, becomes disqualified or is removed in the discretion of the S&T Board. The current executive officers of S&T and S&T Bank are:

Name of Executive Officer	Age	Principal Occupation During Past 5 Years	Officer of Corporation Since
Todd D. Brice	57	Chief Executive Officer, since April 2008; Previously served as President from April 2008 to December 2018.	2002
David G. Antolik	53	President, since January 2019 and Chief Lending Officer since 2008; Previously served as Senior Executive Vice President from 2008 to December 2018.	2004
Mark Kochvar	59	Senior Executive Vice President and Chief Financial Officer, since February 2010.	2008
George Basara	61	Executive Vice President, General Counsel and Human Resources Director, since January 2015.	2015
Ernest J. Draganza	55	Senior Executive Vice President, Chief Risk Officer and Secretary, since January 2012.	2010
Melanie A. Lazzari	40	Executive Vice President, since January 2017 and Controller since February 2010; Previously served as Senior Vice President, from February 2010 to January 2017.	2015
David P. Ruddock	58	Senior Executive Vice President and Chief Operating Officer, since April 2013.	2004
Rebecca A. Stapleton	57	Senior Executive Vice President and Chief Banking Officer, since June 2014.	2012

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
We provide the following overview of S&T’s executive compensation principles, specific executive compensation programs and pay decisions that were made by the Compensation and Benefits Committee (the "Compensation Committee") in 2019. In addition, we describe the process that we oversee and in which we participate to arrive at specific compensation policies and decisions involving program design and pay for S&T’s Named Executive Officers (“NEOs”), who are listed below.

Name	Title
Todd D. Brice	Chief Executive Officer(1)
Mark Kochvar	Senior Executive Vice President and Chief Financial Officer
David G. Antolik	President and Chief Lending Officer(2)
David P. Ruddock	Senior Executive Vice President and Chief Operating Officer
Ernest Draganza	Senior Executive Vice President and Chief Risk Officer

(1) Mr. Brice served as the President and Chief Executive Officer during 2018. On January 7, 2019, Mr. Brice resigned as President and retained his role as Chief Executive Officer.
(2) Mr. Antolik served as Senior Executive Vice President and Chief Lending Officer during 2018. On January 7, 2019, Mr. Antolik was appointed as President and retained his role as Chief Lending Officer.

EXECUTIVE SUMMARY
S&T achieved the following major accomplishments during 2019:

•
Net income was $98.2 million, or $2.82 per diluted share, for the year ended December 31, 2019 compared to net income of $105.3 million, or $3.01 per diluted share, for 2018. The full year 2019 results included $11.4 million, or $0.27 per diluted share, of merger related expenses.

•
In addition to the acquisition of DNB in eastern Pennsylvania, S&T expanded its presence in Ohio with the opening of new branches in Central Ohio (Hilliard) and Northeast Ohio (Cuyahoga Falls) and loan production offices in Upstate New York (Buffalo) and Eastern Pennsylvania (Greater Berks).

•	Portfolio loans increased $291 million, or 5%, excluding the DNB merger.

•	Deposits increased $372 million, or 6.6%, excluding the DNB merger.

•	ROA was 1.32%, ROE was 9.98% and ROTE was 14.41% (non-GAAP). Excluding $11.4 million of merger related expenses ROA was 1.45% (non-GAAP), ROE was 10.92% (non-GAAP) and ROTE was 15.76% (non-GAAP).*

•	Full year 2019 dividends declared increased 10.1% to $1.09 compared to $0.99 in 2018.

* Reconciliations of the non-GAAP measures discussed above to the most directly comparable GAAP measures are provided in Appendix A.
We evaluated and approved the following pay adjustments and awards for NEOs for 2019:

•	Average salary increases of 4.2%.

•
An annual cash incentive award with a target percentage of base salary of 35% for the CEO and the President and of 30% for the other NEOs under the terms of the 2019 Management Incentive Plan (“2019 MIP”).

•
A long-term incentive award with a target percentage of base salary of 50% for the CEO, 40% for the President and 35% for the other NEOs granted in the form of time and performance-based restricted shares under the terms of the 2019 Long-Term Incentive Plan (“2019 LTIP”).

SAY ON PAY AND SHAREHOLDER ENGAGEMENT
S&T is required to provide a separate non-binding shareholder advisory vote on the compensation of S&T’s NEOs. At the 2019 annual meeting of shareholders, the holders of 23,455,101 shares of Common Stock, or 97% of the shares voting on the proposal, voted to approve the non-binding, advisory proposal on the compensation of S&T’s executive officers.
The Compensation Committee believes the results of this vote demonstrate the strong support for S&T’s executive compensation policies and practices among shareholders. The Compensation Committee expects to continue to adhere to the compensation policies, principles and programs described below in future years, and will continue to consider these non-binding advisory results on our compensation programs, among other factors.

OVERVIEW OF THE COMPENSATION PROGRAM FOR NAMED EXECUTIVE OFFICERS
S&T designs its management compensation programs to optimize their alignment with S&T’s strategic direction and business environment within which it must create value for shareholders. The primary program objectives have been and continue to be as follows:

•	The pay package has been structured to cost effectively attract, retain and reinforce engagement among the leadership team and S&T key contributors;

•	Compensation programs are aligned with shareholder interests for an appropriate balance between risk and reward;

•
Both individual plan features and the overall pay program are built on principles of sound risk management and effective controls critical to successful navigation of a complex environment for financial services companies; and

•	Reward programs are designed to emphasize adherence to strong pay for performance principles.

The Compensation Committee continues to support a pay program with four major components to help guide compensation decisions:

•
Base Salary: A base salary position near the median of relevant competitive practices (i.e., calibrated to be consistent with base salary levels for comparable positions in other similar enterprises of similar scope).

•
Management Incentive Plan (“MIP”): An annual incentive plan with a target incentive opportunity that is moderate relative to competitive practices for similar positions at potential competitors for talent. Target annual incentives should drive desired positioning for total compensation to the middle of the market.

•
Long-Term Incentive Plan (“LTIP”): A long-term incentive program that serves three purposes: (1) to help promote leadership retention and management continuity as S&T continues to execute its longer-term strategic plan; (2) to reward management for strong sustained value creation and financial performance; and (3) to align our executives’ interests with those of our shareholders via appropriately-sized grants of equity compensation.

The Compensation Committee considers overall corporate performance as well as individual initiative and achievements when reviewing and approving all compensation decisions relating to S&T’s NEOs. The objective of the Compensation Committee is to provide compensation that is competitive within the banking industry for financial institutions of similar size and product offerings.
The Compensation Committee is actively involved in the oversight of not only NEO compensation but all remuneration programs that have a material cost profile, that could materially affect S&T’s risk profile or influence the focus of key contributors on achievement of strategic and tactical objectives.

For NEOs, the Compensation Committee reviews a number of analyses of compensation practices to help facilitate its executive compensation decisions. These include:

•	Pay mix representing the effectiveness of balancing long-term versus short-term performance imperatives;

•	Wealth accumulation opportunities in light of existing programs and outstanding rewards;

•	Current pay relative to peer group practices;

•	Selective review of compensation data for positions of similar scope and focus; and

•	Detailed formal review of overall performance and specific performance contributions made to S&T by each NEO.

Total Direct Compensation Position
S&T’s target pay mix is built on competitive base salaries, with generally moderate annual and long-term incentive targets. The moderate positioning of annual incentives and long-term incentives reflects our commitment to introducing pay program modifications that are both sensitive to S&T’s proactive risk management culture while, at the same time, responding appropriately to the importance of retaining a strong and committed leadership team at S&T. The Compensation Committee reviews this posture periodically with the help of outside advisors, and continues to believe that the opportunities provided under the incentive plans reflect an appropriate balance between risk and reward, and provide sufficient incentives to align management to achieve S&T’s short-term and longer-term objectives.

COMPONENTS OF THE COMPENSATION PROGRAM
Base Salary
The purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ roles, responsibilities, contributions, experiences and performance. Base salary represents a fixed and guaranteed element of compensation that reflects executives’ long-term performance and market pay level for the role. S&T’s base salary policy targets the median of relevant competitive practices. Relevant competitive practices are determined using both a proprietary survey of pay practices at community and regional banks similar in size and scope to S&T and an examination of Peer Bank (defined below) executive pay practices. The Peer Banks are listed on page 34 of this Compensation Discussion and Analysis (“CD&A”). The Compensation Committee sets each executive’s individual pay annually to reflect individual experience, expertise, performance and contributions in the role. As such, actual base salaries range above and below the median of relevant competitive practices in recognition of these factors, including tenure in role, historical performance and specific bank needs.
Management Incentive Awards
For 2019, we adopted the 2019 MIP, with the following features:

•
An annual cash incentive award was a target percentage of base salary of 35% for the CEO and the President and of 30% for the other NEOs. As a result of our performance, the actual payout percentage of base salary was 30.2% for the CEO, 30.3% for the President and 25.5% for the other NEOs, respectively. We believe that both these targets and actual payout percentages are consistent with our philosophy of providing moderate annual incentives for our NEOs. Further, we believe that a larger portion of our CEOs compensation should be “at-risk” as a reflection of his role within our organization.

•
80% of each participant’s award was earned based on corporate results, and 20% was based on performance relative to individual/unit goals. We believe this mix between corporate and personal performance appropriately balances the importance of S&T achieving important financial performance goals and allows us to specifically tailor incentive compensation awards to the unique job responsibilities of each of our NEOs.

•	Corporate results were determined based on EPS growth (the year-over-year increase in our EPS), which we believe demonstrates the creation of shareholder value.

•
Each participant had multiple individual goals against which individual performance was evaluated. The framework for establishing these goals was based largely on execution of elements of S&T’s strategic plan, including activities centered around multi-faceted growth, profit improvement, operational effectiveness, corporate culture, effective brand and enterprise risk management (i.e., balanced risk and reward).

The formula used to determine awards is defined as follows:

Award Earned	=	Calendar Year Base Salary	×	Target Incentive Opportunity as a % of Salary	×	S&T's Corporate Results To Goals Performance Factor	+	Individual Objectives Performance Factor

The actual earnings opportunity for EPS, the corporate performance measure for 2019, was based on the performance level actually achieved relative to the performance ranges shown in the table below:

Performance Level	Payout Level Percentage
Below Threshold	0% of Allocated Target
Threshold	25% of Allocated Target
Target	100% of Allocated Target
Distinguished	175% of Allocated Target

•	"Allocated Target" equals the participant’s MIP incentive target multiplied by the weighting for each performance category (i.e., 80% for EPS and 20% for individual objectives.)

•
The payout level percentages relating to the EPS performance measure vary depending on actual performance, and its payout curve rises continuously from Threshold to Target and from Target to Distinguished. Therefore, to determine awards between Threshold and Target and Target and Distinguished, linear interpolation is utilized.

To further strengthen the linkage between the MIP award, risk management and shareholder value creation, the MIP contains a “Shareholder Protection Feature” in which payouts will not occur for any plan year if S&T falls below “well capitalized” capital ratio requirements established by regulatory authorities, determined as of and up to the date that any payment would ordinarily occur pursuant to the MIP’s provisions. In addition to the Shareholder Protection Feature of the MIP, the MIP is operational only if S&T achieves Return on Average Equity (“ROAE”) for the plan year of at least 5% (the “Minimum Gateway Requirement”). The Compensation Committee believes that these features, coupled with the claw-back requirements and the use of multiple performance measures, provide for substantial protection against excessive or unnecessary risk-taking by any plan participant.
Long-Term Incentive Plan
The LTIP is designed to: (i) create focus on specific long-term goals aligned with shareholder interests, (ii) deliver a portion of a competitive pay package in a form that is not fixed but varies in relation to the long-term performance of S&T and (iii) serve as a vehicle for recruitment and retention.
The 2019 LTIP included the following features:

•
A target percentage of base salary was 50% for the CEO, 40% for the President and 35% for the other NEOs. Like our annual incentive program, we believe that these target levels provide a moderate amount of long-term incentive opportunities and are weighted appropriately given the responsibilities of our CEO, President and other NEOs.

•
A target percentage of base salary was 50% for the CEO, 40% for the President and 35% for the other NEOs. Like our annual incentive program, we believe that these target levels provide a moderate amount of long-term incentive opportunities and are weighted appropriately given the responsibilities of our CEO, President and other NEOs.

•
One half of the shares will be earned based on remaining with S&T for three years (time-based restricted share awards vest equally on the second and third anniversaries of their grant date), which S&T believes creates a compelling retention incentive for our NEOs to retain their employment with us over the long-term.

•
The other half will be earned based on performance relative to the Performance Peer Group (defined in "Use of Competitive Data" on page 34) and is referred to as the Performance-Based Restricted Share (“PBRS”) Target, which S&T believes incentivizes long-term performance.

•
The number of PBRSs earned may rise to 150% of the PBRSs originally granted to a participant if ROAE performance is at the Distinguished level (see below) and Total Shareholder Return ("TSR") is above half the Peer Banks. The number of PBRSs can fall to zero shares if performance is below the threshold level and TSR is at or below half the Performance Peer Group. If the number of shares earned exceeds the number of PBRSs issued to a participant (because performance is above target) S&T issues additional unrestricted shares upon vesting so that the participant receives the full number of shares earned.

•	The Compensation Committee believes that ROAE measures and incentivizes S&T’s long-term profitability vis-à-vis our peers, while our relative TSR captures our shareholder return vis-à-vis our peers.
The 2019 LTIP contains the same Shareholder Protection Feature and Minimum Gateway Requirement as described earlier for the 2019 MIP. The Compensation Committee believes that these features, coupled with the restricted stock and claw-back requirements, provide for substantial protection against excessive or unnecessary risk-taking by any plan participant. The 2019 LTIP puts a greater focus on performance and serves to create a balance between long-term and short-term performance imperatives, beyond that offered by the annual cash incentive under the MIP.
Two metrics are used to determine the percentage of the PBRS Target earned through vesting of the PBRS awards (also referred to as performance shares):
(1) Return on Average Equity (“ROAE”) for 2019 through 2021 relative to the Performance Peer Group
Participants can earn from 0% to 120% of their PBRS Target based on this metric as summarized below:

Performance Level	ROAE for 3-year Performance Period Relative to the Performance Peer Group	Vesting Percentage (a)
Below Threshold	Below the 40th percentile of the Peer Banks	0% of Target
Threshold	40th percentile of the Peer Banks	25% of Target
Target	60th percentile of the Peer Banks	100% of Target
Distinguished	75th percentile of the Peer Banks	120% of Target

(a)The Vesting Percentage for ROAE will vary depending on actual performance. The payout curve rises continuously from Threshold to Target and from Target to Distinguished. Therefore, to determine awards between Threshold and Target and Target and Distinguished, linear interpolation is utilized.
(2) Cumulative Total Shareholder Return for 2019 through 2021 relative to Performance Peer Group
Participants can earn an additional 30% of their PBRS Target if S&T’s cumulative TSR for the performance period exceeds the cumulative TSR for more than half of S&T’s peers (i.e., exceeds the 50th percentile of the Peer Banks).
Certain Other Benefits
S&T provides other benefits to the NEOs that are comparable to the other benefits provided at the Peer Banks. The Compensation Committee believes that other benefits should be appropriately limited in scope and value. The primary benefits for the NEOs are S&T's contributions to a qualified defined contribution plan and a nonqualified deferred compensation plan, a defined benefit program, a company car or car allowance, payment of the initiation fees and dues for social or country club memberships and a welfare benefit plan.
S&T maintains the Thrift Plan for Employees of S&T Bank (the “Thrift Plan”), which is a broad-based qualified defined contribution plan. All employees may participate in the Thrift Plan with elective salary deferrals, or 401(k) contributions. During 2019, S&T made matching contributions equal to 100% of the first 1% of the employees’ eligible compensation and 50% of the next 5% of the employees’ eligible compensation, up to a maximum of 3.5% of all employees’ eligible compensation. S&T considers the matching contributions to the Thrift Plan as an important incentive for employees to contribute toward their own retirement savings. In 2019, S&T made the following matching contributions to the Thrift Plan for each NEO: Mr. Brice, $9,800; Mr. Antolik, $8,750; Mr. Kochvar, $8,750; Mr. Ruddock, $6,675; and Mr. Draganza, $8,750.

S&T established the S&T Bancorp, Inc. Supplemental Savings and Make-Up Plan (the “Nonqualified Plan”) in 1995 in order to provide certain management employees, including executives, the ability to make up for certain benefits that would normally be provided under S&T’s qualified plans except for federal tax laws setting annual compensation limits for qualified plans and additional limitations related to highly-compensated employees. S&T makes employer contributions to this plan that cannot be made to the qualified plans due to the aforementioned limits. During 2019, S&T contributed to the Nonqualified Plan for Mr. Brice, $18,521; Mr. Antolik, $8,844; Mr. Kochvar, $0; Mr. Ruddock, $0; and Mr. Draganza, $0.
S&T maintains a defined benefit pension program for eligible employees, including NEOs, hired before January 1, 2008. The NEOs’ defined benefit pension benefit is determined from two sources: (1) the qualified defined benefit retirement plan; and (2) a nonqualified supplemental plan. The benefits provided under these two sources are described beginning on page 44 of this Proxy Statement. The value of such defined benefit pension benefits changes as service length, discount rate and mortality assumptions change. Consequently, the value credited to each NEO in the Summary Compensation Table on page 41 of this Proxy Statement as Change in Pension Value is a function of a number of assumptions required to calculate the present value of benefits. The present value of the pension can change without the accrual of additional benefits to the NEO, but as a result of other assumptions, including a change in interest rates.  In 2017 and 2019, the increase was primarily due to a decrease in interest rates and a year less in the actuarial lives of the NEOs. On January 25, 2016, the Board of Directors approved an amendment to freeze benefit accruals under the qualified defined benefit retirement plan and the nonqualified supplemental plan effective March 31, 2016. This change resulted in no additional benefits being earned by participants in those plans based on service or pay after March 31, 2016.
S&T’s executives frequently drive vehicles on company business. Therefore, S&T provides either a company car or a car allowance to executives. Executives are responsible for reporting the amount of personal use of company cars to S&T, so that the taxable income from such use can be reported in the executives’ compensation. Executives who do not have a company car receive an annual car allowance of $6,000 or $7,200, depending upon the frequency that the executive drives. The car allowance is fully taxable compensation.
S&T pays for certain members of senior management to belong to one or more private clubs, if the member of management has significant customer contact and involvement in the community. S&T considers a social or country club to be an appropriate venue to entertain customers and to participate in various community functions. Expenses of a personal nature or related to a spouse are not paid by S&T.
Other benefits generally provided to all officers and full-time employees include the S&T Bank Welfare Benefit Plan. This plan has provisions for medical reimbursement, dental coverage, vision care coverage, long-term disability income, a flexible spending account, a health savings account and life insurance. If S&T hires or initiates a transfer of an employee, including an NEO, with special skills and requires a relocation of more than 50 miles, the employee may be eligible for reimbursement of the costs of house hunting trips, closing on the sale of the old home and the purchase of the new home, temporary living quarters and moving household goods and furniture. In these circumstances S&T will also gross up taxable relocation reimbursements for federal taxes.

PROCESS FOR DETERMINING NAMED EXECUTIVE OFFICER COMPENSATION
Compensation Approval Process
Executive compensation decisions are made by the Compensation Committee. Each member of the Compensation Committee is a non-employee director and qualifies as an independent director under the NASDAQ listing standards. The Compensation Committee independently decides the compensation that S&T will pay the CEO. For the remaining executive officers, the CEO makes recommendations to the Compensation Committee, which reviews, approves or adjusts the recommendations. The Compensation Committee meets in an executive session to discuss and finalize its decisions regarding the CEO’s compensation. The S&T Board reviews all decisions relating to the compensation of executive officers, except for decisions about awards under the S&T Bancorp, Inc. 2014 Incentive Plan (the “2014 Plan”), the MIP and the LTIP, which are made solely by the Compensation Committee with input from the CEO on all other NEOs. The Compensation Committee may delegate to its chairperson such power and authority as the Compensation Committee deems to be appropriate, except such powers and authorities required by law or regulation to be exercised by the whole Compensation Committee or a subcommittee of at least two members.

The Compensation Committee operates under a written charter approved by the S&T Board, which it reviews, modifies as necessary and reaffirms on an annual basis. The Compensation Committee charter is available in the Corporate Governance section of our website at www.stbancorp.com.
Role of the Executive Compensation Advisor to the Compensation and Benefits Committee
The Compensation Committee engaged Aon Consulting, Inc. ("Aon") for services in 2017 to evaluate and benchmark compensation for the top 19 executive positions at S&T and to evaluate the design of the MIP and LTIP. Also, in 2017, the Compensation Committee engaged Aon also to review the appropriateness of the compensation peer group.
The Compensation Committee used Aon's recommendations made in 2017 in its compensation decisions for 2018 executive compensation. In 2019, Aon made recommendations for the appropriate compensation level for the President and CEO and for refining the MIP and LTIP. The Compensation Committee has monitored the relationship with Aon carefully and has determined that the advice provided on NEO pay meets the highest standards of internal and external defensibility for such advice and that Aon is independent and that there were no conflicts of interest resulting from retaining Aon for such engagement. In reaching these conclusions, the Compensation Committee considered the factors set forth in both SEC rules and NASDAQ listing standards.
Role of Management (CEO)
The Compensation Committee reviews and approves the salary of Mr. Brice, the Chief Executive Officer, and Mr. Antolik, the President, annually. The salaries for the other NEOs are reviewed by Mr. Brice, and are presented for approval to the Compensation Committee on an annual basis in March. For 2017 through 2019, the Compensation Committee accepted the CEO’s salary recommendation for executives, including the NEOs.
Use of Competitive Data
The Compensation Committee reviews comparisons of the compensation programs established by peer banks for executives having similar responsibilities to S&T’s executives to obtain a general understanding of current market practices, by which it can evaluate S&T’s compensation program. While the Compensation Committee reviewed and considered these market practices, it did not consider the compensation paid to executives at any peer bank as a benchmark to set executive compensation in 2019. Aon originally assisted the Compensation Committee develop its peer group in 2014. In 2017, the Compensation Committee again engaged Aon to advise the Compensation Committee on the appropriateness of the banks in the peer group considering S&T's current status and common practices among peer banking organizations for defining peer groups for executive compensation review purposes. After this analysis, Aon recommended that the Compensation Committee update the banks in the peer group. The removals were primarily due to being outside a relevant size relative to S&T. The additions to the peer group are similarly-sized regional banks and frequent peer of peer institutions. The Compensation Committee adopted these recommendations, effective for 2018 and 2019. The peer banks are based on similar size and scope to S&T, operating both inside and outside S&T’s geographic market, and include the following banks for pay comparison purposes (collectively, the “Peer Banks”):

1st Source Corporation	Lakeland Bancorp
BancFirst Corporation	NBT Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Renasant Corporation
City Holding Company	Sandy Spring Bancorp, Inc
Community Bank System, Inc.	Tompkins Financial
First Busey Corporation	Univest Corporation of Pennsylvania
First Commonwealth Financial Corporation	Union First Market Bankshares
First Merchants Corporation	WesBanco, Inc.
Independent Bank Corporation	WSFS Financial Corporation

The Peer Banks are used in evaluating executive compensation for S&T executives, including the NEOs.

In 2017, Aon also recommended that the Compensation Committee adopt a performance peer group for evaluating S&T's relative performance for purposes of the LTIP. Aon further recommended that the performance peer group be all companies in the S&P 600 Bank Industry Index, with the larger number of comparator companies of the index providing potentially more consistent peer comparisons year over year. The Compensation Committee adopted this recommendation in 2018, and the companies in the S&P 600 Bank Industry Index as of January 1 of the plan year (the "Performance Peer Group") will be used for comparing S&T's relative performance for that year’s LTIP. The companies in the S&P 600 Bank Industry Index as of January 1, 2019 are the Performance Peer Group for the 2019 LTIP. The 2017 LTIP continued to use the Peer Banks for S&T’s relative performance until the conclusion of its three-year vesting and performance period on March 20, 2020.
PAY FOR PERFORMANCE
As described in the preceding discussions of the MIP and LTIP, the Compensation Committee approved incentive opportunities under the 2019 MIP and the 2019 LTIP for executives in 2019. The executives also continued to have opportunities to benefit from corporate financial performance through performance-based restricted stock awards under the 2017 and 2018 LTIPs.
2019 NAMED EXECUTIVE OFFICER COMPENSATION DECISIONS AND PERFORMANCE CONSIDERATIONS
The following summarizes the pay actions and decisions made for 2019 for each component of pay for each NEO.
Base Salary Decisions
When appropriate, the Compensation Committee increases base salaries both to ensure consistency with market competitive practices and to recognize the critical value of each senior executive’s management of S&T. In 2018 and 2019, the Compensation Committee approved salary increases that recognized each NEO’s success in 2017 and 2018, respectively, in executing our key strategic initiatives. The following table summarizes base salary decisions made for NEOs for 2019.

Name	2018 Salary (Effective 4/07/2018)	2019 Salary (Effective 4/06/2019)	Increase
Todd D. Brice	$643,250	$662,550	3%
Mark Kochvar	345,200	355,600	3%
David G. Antolik	383,800	418,800	9%
David P. Ruddock	325,700	335,450	3%
Ernest J Draganza	324,200	333,950	3%

Summary of Annual Incentive Decisions for 2019 Performance
Our 2019 EPS result of $2.82 was net of a $0.27 per diluted share for one-time expenses due to the DNB Financial merger. The Compensation Committee considered this decrease to EPS not a result of S&T's performance for purposes of the 2019 MIP. Therefore, the Compensation Committee excluded the effect of the one-time merger expenses for an adjusted 2019 EPS of $3.09 (non-GAAP)*, which is below the Target Performance Level, resulting in a Payout Level Percentage of 85% of the Allocated Target for Corporate Results. Based on achieving 85% of the Target Performance Level of EPS and the level of achievement of individual goals, at its meeting on March 16, 2020, the Compensation Committee approved the following cash awards under the 2019 MIP to each NEO:

Named Executive Officer	Award
Todd D. Brice, Chief Executive Officer	$199,892
Mark Kochvar, Senior Executive Vice President and Chief Financial Officer	89,184
David G. Antolik, President and Chief Lending Officer	126,938
David P. Ruddock, Senior Executive Vice President and Chief Operating Officer	86,546
Ernest Draganza, Senior Executive Vice President and Chief Risk Officer	85,157

The award amounts are disclosed in the Summary Compensation Table on page 41 of this Proxy Statement.

* Reconciliation of the non-GAAP measure discussed above to the most directly comparable GAAP measure is provided in Appendix A.

2019 Long-Term Incentive Awards

Effective April 1, 2019, the Compensation Committee awarded the NEOs equity denominated long-term incentive awards under the 2019 LTIP. Grants were made at a grant price equal to $39.209 per share, which was the average of the high and low price of S&T Common Stock for the ten trading days ending on the grant date. Each NEO’s target award consists of the following:

•
Half in the form of performance-based restricted shares which are earned over a three-year period based on ROAE and TSR performance relative to S&T’s Performance Peer Group (identified on page 34 of this Proxy Statement); and

•	Half in the form of time-based restricted shares which vest in equal amounts on the second and third anniversaries of their grant date.
If an NEO terminates employment prior to full vesting of any incentive award under the 2019 LTIP for any reason other than death or disability, or retirement in the case of time-based restricted shares, the award, to the extent not previously vested, shall be forfeited.
The following awards were granted under the 2019 LTIP to the NEOs:

Named Executive Officer	Value of 2019 LTIP Award	Number of Time-Based Shares	Number of Performance-Based Shares
Todd D. Brice, Chief Executive Officer	$331,275	4,225	4,224
Mark Kochvar, Senior Executive Vice President and Chief Financial Officer	124,460	1,588	1,587
David G. Antolik, President and Chief Lending Officer	167,520	2,137	2,136
David P. Ruddock, Senior Executive Vice President and Chief Operating Officer	117,408	1,498	1,497
Ernest Draganza, Senior Executive Vice President and Chief Risk Officer	116,883	1,491	1,491

Vesting of Long-Term Incentive Plan Awards

The NEOs had awards granted under the 2016 LTIP and 2017 LTIP vest in 2019. Each NEO's target awards vest as follows:

•
Half in the form of performance-based restricted shares which are earned over a three-year period based on ROAE and TSR performance relative to S&T’s Peer Banks identified on page 34 of this Proxy Statement; and

•	Half in the form of time-based restricted shares which vest in equal amounts on the second and third anniversaries of their grant date.

The time-based shares of restricted S&T stock granted under the 2016 LTIP on March 21, 2016 vested 50% on March 21, 2018 and March 21, 2019, respectively. Based on S&T's achievement of the 50th percentile for 3 Year ROAE relative to the Peer Banks, the Compensation Committee approved the NEOs' performance-based shares vesting at 62.5% on March 21, 2019. Each NEO forfeited 37.5% of the performance-based shares granted under the 2016 LTIP. The time-based shares of restricted S&T stock granted under the 2017 LTIP vested 50% on March 20, 2019. The value realized on vesting was based on the closing price of S&T Common Stock on the close of the market on the date of the vesting.

DOUBLE TRIGGER CHANGE IN CONTROL SEVERANCE PROTECTIONS
Effective January 1, 2007, S&T began entering into change in control agreements with selected officers in senior management, including all the NEOs. These agreements were put in place to help ensure that S&T’s leadership team remains engaged and focused should the organization ever become the target of a change in control where their jobs or ongoing compensation could be at risk. On December 31, 2008, S&T restated these change in control agreements to comply with the requirements of Section 409A of the Internal Revenue Code. Effective April 7, 2015, S&T restated these change in control agreements to reflect current market practices. The primary terms and compensation payments contemplated by the agreements have been modified but now also include robust non-competition and non-solicitation provisions, one or both of which must be agreed to by the executive to receive the benefits provided. The agreements provide for the following compensation:

•
S&T’s CEO and President will receive (a) a lump sum payment of 300% of the sum of his base salary and target bonus and (b) a prorated annual bonus (based on the NEO, target bonus) for the year of termination, payable in a lump sum if: (1) his employment is involuntarily terminated without cause within six months preceding a "change in control" (as defined below); (2) his employment is involuntarily terminated without cause within three years following a change in control; or (3) he terminates his employment for “good reason” (as defined below) within three years following a change in control.

•
Depending upon their date of promotion, the other NEOs will receive (a) a lump sum payment of 200% of his base salary and target bonus and (b) a prorated annual bonus (based on the NEO, target bonus) for the year of termination, payable in a lump sum if: (1) the NEO’s employment is involuntarily terminated without cause within six months preceding a change in control; (2) the NEO’s employment is involuntarily terminated without cause within two years following a “change in control” (as defined below); or (3) the NEO terminates his employment for “good reason” (as defined below) within two years following a change in control.

•
Payments under the agreements shall be paid or provided (or commence to be paid or provided) within five (5) business days after the executive has satisfied the requirement that the executive sign an irrevocable release of all claims against S&T, subject to a six-month delay for compliance with Section 409A, if necessary. (See “Effect of Taxation on Compensation Programs (Tax Considerations)" below.) The CEO and NEOs who receive either 300% or 200% of their salary and target annual bonus in a change in control will also be subject to twelve (12) month non-competition and non-solicitation covenants. Each agreement provides that if the executive’s employment is terminated without cause, or terminates for good reason, within the three or two years of a change in control, as applicable for that particular executive, he will also receive payments equal to the amount of money required to maintain health benefits under COBRA. These additional benefits will continue for three years for the President and CEO and for two years for the other NEOs. Each agreement provides that, in the event any benefit received by a NEO in connection with a change in control or in connection with the termination of the NEO’s employment whether pursuant to the agreement or any other plan, arrangement or agreement (collectively, the “Total Benefits”) would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the golden parachute excise tax), then the Total Benefits will be reduced to the extent necessary so that no portion of the Total Benefits is subject to such excise tax.

The agreements define “good reason” as the occurrence of any of the following (without the executive’s consent) after a change in control:

•
A material diminution of the executive’s duties, authority or responsibility, or any material change in the geographic location at which the executive must perform services (in this case, a material change means any location more than 40 land miles from the location prior to the change in control);

•
A material breach of the obligation imposed under the agreement for S&T (or any successor) to (a) continue to provide the executive after a change in control with benefits substantially similar to those enjoyed by the executive under any of S&T’s pension, life insurance, medical, health and accident, disability or other welfare plans (but not including annual bonus or incentive or equity-based compensation plans) in which the executive was participating at the time of the change in control, unless the nature of the change in benefit levels is consistent with changes to benefits levels provided to employees at the same or equivalent level or title as the executive; (b) provide annual bonus and incentive compensation opportunities that are not less favorable than provided prior to the change in control; or (c) provide the executive with the number of paid vacation days to which the executive is entitled to on the basis of years of service with S&T in accordance with S&T’s normal vacation policy in effect at the time of a change in control;

•	A material breach of the obligation imposed under the agreement that the agreement be binding upon any successor to S&T; or

•	A reduction of more than 10% in the executive’s annual base salary by S&T.
An executive cannot terminate for “good reason” unless (a) the executive shall have given written notice of such event to S&T within ninety (90) days after the initial occurrence thereof, (b) S&T shall have failed to cure the situation within thirty (30) days following the delivery of such notice (or such longer cure period as may be agreed upon by the parties), and (c) the executive terminates employment within six (6) months after the initial notification of the event constituting good reason.
A “change in control” is defined in the agreements as the occurrence of any of the following:

•
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the execution date of the agreement), other than a pension, profit-sharing or other employee benefit plan established by S&T, that is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act in effect as of the date first written above), directly or indirectly, of securities of S&T representing twenty- five percent (25%) or more of the combined voting power of the S&T’s then outstanding securities;

•
During any period of two consecutive years, individuals who at the beginning of such period constitute the S&T Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period;

•
The consummation of a merger or consolidation of S&T with any other corporation, other than a merger or consolidation which would result in the voting securities of S&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of S&T or such surviving entity outstanding immediately after such merger or consolidation;

•
The shareholders of S&T or the S&T Board approve a plan of complete liquidation or an agreement for the sale of or disposition (in one transaction or a series of transactions) of all or substantially all of S&T’s assets; or

•
Any other event that constitutes a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or any successor provision.

The agreements specifically exclude public stock offerings by S&T and convertible debt offerings by S&T from the definition of “change in control.”
The Compensation Committee believes that the change in control agreements provide reasonable protection to the individual members on the senior management team and thereby aligns senior management’s interest with the interest of S&T’s shareholders.
OTHER COMPENSATION-RELATED PROVISIONS
Stock Ownership Guidelines

The Compensation Committee continues to believe that stock ownership in S&T is important to align shareholder and management interests. On December 17, 2007, the Compensation Committee adopted stock ownership guidelines for certain executives, including the NEOs, beginning on January 1, 2008. Under the guidelines, the CEO, President, senior executive vice presidents, executive vice presidents and senior vice presidents should own Common Stock having a market value equal to the following multiple of the individual’s base salary:

Role	Multiple of Fair Market Value of Common Stock
Chief Executive Officer	3X
President	3X
Senior Executive Vice Presidents	2X
Executive Vice Presidents and Senior Vice Presidents	1X

Currently, the NEOs meet the ownership guidelines, except for Mr. Antolik. The guidelines do not establish a deadline for compliance with the stock ownership requirements; however, the Compensation Committee established additional guidelines that limit senior management to the right to liquidate only the number of the vesting restricted shares of Common Stock sufficient for paying current tax liabilities on the vesting shares, until the officer achieves the stock ownership guidelines. The Compensation Committee believes the weighting of the stock ownership guidelines appropriately encourages our most senior executives to retain meaningful stock ownership levels that further align their interests with those of our shareholders.
Claw-Back Feature
The Compensation Committee adopted a claw-back feature in 2010. All payments are subject to claw-back provisions that can result in the awards being canceled or prior payments recouped. These claw-back provisions allow S&T to “claw back” any bonus, retention award or incentive compensation paid (or under a legally binding obligation to be paid) to an NEO or any of our next 20 most highly-compensated employees if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Risk Mitigation in Plan Design
The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages any unnecessary or excessive risk taking and concludes:

•	S&T’s compensation plans do not encourage executives to take unnecessary and excessive risks that could threaten the value of S&T;

•	The compensation plans are structured so that their potential for generating unacceptable risk that could materially affect the value of S&T is limited; and

•	The compensation plans are not structured to create substantial opportunities to benefit due to material manipulation of financial results.
In addition, at least annually, the Compensation Committee discusses, evaluates and reviews with S&T’s CRO the compensation arrangements to ensure that: (i) the compensation plans for senior management (senior vice presidents or higher) do not encourage the members of senior management to take unnecessary and excessive risks that threaten the value of S&T, (ii) the compensation plans for employees do not pose unnecessary risks to S&T, and (iii) the compensation plans for employees do not encourage the manipulation of reported earnings to enhance the compensation of any of S&T’s employees.
Employment Agreements
S&T does not provide employment agreements for any of the NEOs. S&T believes in a policy of “at will” employment arrangements.
EFFECT OF TAXATION ON COMPENSATION PROGRAMS (TAX CONSIDERATIONS)
Code Section 162(m)
Prior to the 2017 Tax Cuts and Jobs Act (the "2017 Tax Act"), Code Section 162(m) denied a deduction to any publicly held corporation for compensation paid to its chief executive officer and its three other highest paid executive officers (other than the chief financial officer) to the extent that any such individual’s compensation exceeded $1 million. The pre-tax reform Code Section 162(m) contained an exception for “performance-based compensation”, provided certain disclosure, shareholder approval and other requirements are met. In general, the 2017 Tax Act removed this performance-based compensation exception going forward, included individuals serving as chief financial officers, and provided that once an individual is covered by the deduction limitation, they are always subject to the limitation. The 2017 Tax Act included limited transition relief for written binding contracts in effect on November 2, 2017.
It is not yet clear the degree to which we may rely on this transition relief with respect to awards made under our various incentive compensation arrangements. The Compensation Committee is monitoring the effects of S&T’s compensation programs with regard to the modified Code Section 162(m). As in the past, the Compensation Committee expects to continue to take into consideration the tax deductibility of compensation, but reserves the right to maintain flexibility with respect to S&T’s executive compensation programs, including the awarding of compensation that may not be deductible when it believes that such payments are appropriate and in the best interests of the shareholders.
Gross-ups and Code Section 280G
S&T does not provide any tax gross-ups to any NEOs or any other employee that may have the right to a payment in connection with a change in control.

COMPENSATION AND BENEFITS COMMITTEE REPORT
We, the Compensation and Benefits Committee of the Board of Directors of S&T Bancorp, Inc. (“S&T”), have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with S&T’s management, and, based on such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and S&T’s Annual Report on Form 10-K for the year ended December 31, 2019.
Compensation and Benefits Committee:
Jeffrey D. Grube (Chairperson)
Peter R. Barsz
Christina A. Cassotis
Jerry D. Hostetter
Steven J. Weingarten

EXECUTIVE COMPENSATION
The following table provides information concerning remuneration of the NEOs during 2017-2019.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value ($) (3)	All Other Compensation ($) (4)	Total ($)
Todd D. Brice	2019	662,550	—	380,962	199,892	715,800	64,896	2,024,100
Chief Executive Officer	2018	643,250	—	369,890	185,063	—	64,576	1,262,779
	2017	625,250	—	287,612	285,584	281,700	55,099	1,535,245

Mark Kochvar	2019	355,600	—	143,156	89,184	264,200	19,136	871,276
Sr. Executive Vice President and Chief Financial Officer	2018	345,200	—	138,920	84,712	—	18,961	587,793
	2017	335,700	—	135,116	128,405	123,000	18,786	741,007

David G. Antolik	2019	418,800	—	192,665	126,938	345,400	33,459	1,117,262
President and Chief Lending Officer	2018	383,800	—	154,469	94,645	—	32,127	665,041
	2017	371,800	—	149,632	147,233	133,900	28,776	831,341

David P. Ruddock	2019	335,450	—	135,040	86,546	331,100	22,308	910,444
Sr. Executive Vice President and Chief Operating Officer	2018	325,700	—	131,097	81,099	—	27,657	565,553
	2017	316,200	—	127,262	126,282	150,100	29,407	749,251

Ernest J. Draganza	2019	333,950	—	134,459	85,157	238,000	25,248	816,814
Sr. Executive Vice President and Chief Risk Officer	2018	324,200	—	130,475	82,866	—	23,957	561,498
	2017	309,200	—	124,424	123,556	97,900	23,782	678,862

(1) Amounts reflect the total grant date fair value of awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2017, 2018 and 2019, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included for 2019 in Note 24 to the audited financial statements for the fiscal year ended December 31, 2019, included in the Form 10-K for the year ended December 31, 2019. Performance restricted stock units granted in 2019 may pay out up to 150% of the target award, which would have amounted to the grant date fair values listed as the maximum total grant date fair value for each named executive officer as follows: Mr. Brice, $414,086; Mr. Antolik, $209,415; Mr. Kochvar, $155,601; Mr. Ruddock, $146,779; and Mr. Draganza, $146,152.
(2) This column includes the incentive payments resulting from the MIPs for 2017, 2018, and 2019.
(3) This column shows the aggregate year-to-year change in the actuarial present value of the NEO’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for ASC 715 “Compensation - Retirement Benefits” accounting purposes at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the ASC 715 discount rate, as well as changes in the mortality assumption. The change in pension value during 2018 for Messrs. Brice, Kochvar, Antolik, Ruddock, and Draganza are negative $177,600, negative $57,700, negative $99,600, negative $78,300, and negative $65,300, respectively (negative amounts are not reflected in the amounts disclosed in this column).
(4) The compensation represented by the amounts for 2019 as set forth in the All Other Compensation column for the NEOs is detailed in the following table.

All Other Compensation

Name	Company Contributions to Qualified Defined Contribution Plan (a) ($)	Company Contributions to Nonqualified Defined Contribution Plan (b) ($)	Company Car or Car Allowance (c)($)	Country Club Dues (d)($)	Company Paid Life Insurance Premiums (e)($)	Total All Other Compensation(f)($)

Todd D. Brice	9,800	18,521	17,237	14,952	4,386	64,896

Mark Kochvar	8,750	—	6,000	—	4,386	19,136

David G. Antolik	8,750	8,844	13,519	—	2,346	33,459

David P. Ruddock	6,675	—	11,247	—	4,386	22,308

Ernest J. Draganza	8,750	—	7,200	6,952	2,346	25,248

(a) Contributions by S&T Bank to the Thrift Plan, which is a qualified defined contribution plan. S&T Bank made matching contributions equal to 100% of the first 1% of the employee’s eligible compensation and 50% of the next 5% of the employee’s eligible compensation, up to 3.5% of the employee’s eligible compensation. The employee’s eligible compensation was limited to the federal annual compensation limit of $280,000 for qualified plans in 2019.
(b) Contributions by S&T Bank to the Nonqualified Plan that was established in order that certain management employees, including the NEOs, not lose benefits that would normally have accrued in qualified plans except for federal tax laws setting annual compensation and contribution limits for qualified plans.
(c) This column represents the aggregate incremental cost to S&T for providing a car to the NEO. The cost includes the expense of depreciation, insurance, registration fees, maintenance and fuel. Messrs. Kochvar and Draganza received car allowances in lieu of a company car.
(d) Membership dues paid to country clubs and social clubs. Expenses of a personal nature or related to a spouse are not paid by S&T.
(e) This column includes the excess premiums reported as taxable compensation on the NEO’s W-2 for life insurance at three times salary, up to a maximum benefit of $900,000. This insurance benefit is provided to all full-time employees on a nondiscriminatory basis.
(f) Total of columns (a) - (e).

Grants of Plan-Based Awards for Fiscal Year 2019

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock and Option Awards (4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd D. Brice	3/18/2019	88,583	227,719	366,855
	4/1/2019				1,056	4,224	6,336	4,225	380,962
Mark Kochvar	3/18/2019	37,978	101,986	165,994
	4/1/2019				397	1,587	2,381	1,588	143,156
David G. Antolik	3/18/2019	56,580	144,528	232,476
	4/1/2019				534	2,136	3,204	2,137	192,665
David P. Ruddock	3/18/2019	38,241	98,622	159,003
	4/1/2019				374	1,497	2,246	1,498	135,040
Ernest J. Draganza	3/18/2019	37,068	97,179	157,290
	4/1/2019				373	1,491	2,237	1,491	134,459
(1) These columns present the range of estimated payouts under the 2019 MIP. For the MIP, the payments assume that the NEOs earned the individual component according to their actual individual goal achievement in 2019, with the corporate component being the performance measure affecting the range of estimated payouts. The actual awards were paid on March 21, 2020 and are in the Summary Compensation Table for Fiscal Year 2019 in the Non-Equity Incentive Plan Compensation column. The actual payments were at 85% of Target for the EPS corporate performance measure. For a more detailed description of the 2019 MIP see “Management Incentive Awards” in the “Compensation Discussion and Analysis” on page 30.
(2) On April 1, 2019, the Compensation Committee granted restricted stock to the NEOs at a grant price of $39.209, which was the average of the high and low prices of S&T Common Stock over the 10-day trading period ending on the grant date. The grants were in accordance with the 2019 LTIP, pursuant to the Compensation Committee’s authority under the 2014 Plan. For a more detailed description of the 2019 LTIP, see “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis" on page 31. These columns present 50 percent of the shares granted, which are earned based on S&T’s ROAE and TSR performance measured against the Peer Banks over a three-year period, 2019 through 2021. The range of estimated payouts are denominated in the number of shares that may be earned under the performance award.
(3) This column presents 50 percent of the aforementioned grant under the 2019 LTIP that will be earned based on remaining with S&T for three years.
(4) This column presents the total grant date fair value of grant under the 2019 LTIP recognized for financial statement reporting purposes for the fiscal years ended December 31, 2019, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included for 2019 in Note 24 to the audited financial statements for the fiscal year ended December 31, 2019, included in the Form 10-K for the year ended December 31, 2019. This grant date fair value is in the Summary Compensation Table for fiscal year 2019 in the Stock Awards column.

Additional Information
As described earlier in this Proxy Statement, S&T has not entered into any employment agreements with its NEOs. For additional information regarding material terms of our 2019 MIP and 2019 LTIP, please see the corresponding sections of the Compensation Discussion and Analysis on pages 30 and 31, respectively.
Outstanding Equity Awards at 2019 Fiscal Year End
The following table sets forth information regarding the number and value of unvested shares of restricted stock outstanding on December 31, 2019 for our NEOs. The market value of the stock awards is based on the closing price of S&T Common Stock as reported on The NASDAQ Stock Market on December 31, 2019 which was $40.29.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Todd D. Brice
Granted 03/20/2017	1,758	70,830	3,515	141,619
Granted 03/19/2018	3,830	154,311	3,830	154,311
Granted 04/01/2019	4,225	170,225	4,224	170,185
Mark Kochvar
Granted 03/20/2017	826	33,280	1,651	66,519
Granted 03/19/2018	1,439	57,977	1,438	57,937
Granted 04/01/2019	1,588	63,981	1,587	63,940
David G. Antolik
Granted 03/20/2017	915	36,865	1,829	73,690
Granted 03/19/2018	1,600	64,464	1,599	64,424
Granted 04/01/2019	2,137	86,100	2,136	86,059
David P. Ruddock
Granted 03/20/2017	778	31,346	1,555	62,651
Granted 03/19/2018	1,358	54,714	1,357	54,674
Granted 04/01/2019	1,498	60,354	1,497	60,314
Ernest J. Draganza
Granted 03/20/2017	761	30,661	1,521	61,281
Granted 03/19/2018	1,351	54,432	1,351	54,432
Granted 04/01/2019	1,491	60,072	1,491	60,072
(1) The S&T Board awarded the restricted shares of Common Stock on March 20, 2017, March 19, 2018, and April 1, 2019 pursuant to the 2017, 2018, and 2019 LTIPs, respectively. This column presents the restricted shares in the LTIP awards that vest 50% on the second and third anniversaries, respectively.
(2) The column presents the number of shares in the aforementioned LTIP awards that are subject to vesting on the third anniversary of their respective grant dates, based on achievement of corporate performance goals. The number of shares for each grant are reported at the Target level of performance.

Stock Vested in Fiscal Year 2019
The following table sets forth information regarding the number and value of restricted stock awards that vested during 2019 for our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
Todd D. Brice	7,109	278,038
Mark Kochvar	3,340	130,630
David G. Antolik	3,685	144,122
David P. Ruddock	3,146	123,042
Ernest J. Draganza	3,076	120,305

(1) Shares acquired are representative of the shares vested before shares were forfeited for taxes withheld. The time-based shares of restricted S&T stock granted under the 2016 LTIP on March 21, 2016 vested 50% on March 21, 2018. The remaining 50% vested on March 21, 2019. The performance-based shares vested on March 21, 2019. The shares of restricted S&T stock granted under the 2016 LTIP were divided evenly between performance and time-based shares. The time-based shares of restricted S&T stock granted under the 2017 LTIP vested 50% on March 20, 2019.
(2) The value realized on vesting is based on the closing price of S&T Common Stock on the close of the market on the date of the vesting.

Pension Benefits

Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Todd D. Brice	Employees’ Retirement Plan of S&T Bank	31	1,508,300	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	31	2,406,000	—
Mark Kochvar	Employees’ Retirement Plan of S&T Bank	24	1,239,500	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	24	392,600	—
David G. Antolik	Employees’ Retirement Plan of S&T Bank	26	1,091,900	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	26	505,200	—
David P. Ruddock	Employees’ Retirement Plan of S&T Bank	31	1,540,700	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	31	379,000	—
Ernest J. Draganza	Employees’ Retirement Plan of S&T Bank	19	916,500	—
	S&T Bancorp, Inc. Supplemental Savings and Make-up Plan	19	264,600	—

The present values shown above are based on benefits earned as of December 31, 2019 under the terms of the Employees’ Retirement Plan of S&T Bank (the “Retirement Plan”) and the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan (the “Nonqualified Plan”) as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring S&T Bank’s pension obligations under ASC 715 as of December 31, 2019, including a discount rate of 3.25%, with the exception that benefit payments are assumed to commence at age 62, the earliest age at which unreduced benefits are payable. Mr. Brice was eligible to retire as of December 31, 2019 and receive 75.42% of his benefits based on the reduction for early retirement described below. Mr. Kochvar was eligible to retire as of December 31, 2019 and receive 87.92% of his benefits based on the reduction for early retirement described below. Mr. Ruddock was eligible to retire as of December 31, 2019 and receive 81.67% of his benefits based on the reduction for early retirement described below.
On Jan. 25, 2016, the Board of Directors approved an amendment to freeze benefit accruals under the Retirement Plan and Nonqualified Plan effective March 31, 2016. This change resulted in no additional benefits being earned by participants in those plans based on service or pay after March 31, 2016.

Employees’ Retirement Plan of S&T Bank

The Employees’ Retirement Plan of S&T Bank (“Plan”) is a defined benefit pension plan that covers substantially all employees hired prior to 2008. The Plan provides benefits that are based on years of service and compensation. Benefits payable under the Plan at normal retirement, age 65, are determined under the following formula.

1.0% of Average Final Compensation up to Covered Compensation, times Benefit Service
Plus
1.5% of Average Final Compensation in excess of Covered Compensation, times Benefit Service

For purposes of determining the normal retirement benefit, the terms used above have the following meanings:

*
Average Final Compensation is the average compensation received during the highest 5 consecutive years out of the last 10 years prior to retirement or termination of employment. Compensation generally means total cash remuneration determined before reductions for employee contributions for 401(k) or other pre-tax benefits, but does not include amounts deferred under the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan. Compensation is limited each year as required by Federal law. Average Final Compensation was frozen effective March 31, 2016.

*
Covered Compensation is the average of the Social Security taxable wage bases in effect for each year in the 35-year period ending with the calendar year in which a participant retires or terminates employment. Social Security Covered Compensation used to determine the normal retirement benefit was frozen effective March 31, 2016.

*	Benefit Service generally means an employee’s period of employment with S&T Bank after attainment of age 21. Benefit Service was frozen effective March 31, 2016.

Participants’ benefits under the Plan are 100% vested after completion of five years of service. Participants who terminate employment prior to age 55 with a vested benefit are entitled to receive their full accrued benefit at normal retirement, age 65, or upon election, can receive actuarially reduced benefits as early as age 55. Participants who terminate employment after age 55 with at least 10 years of service are eligible to receive early retirement benefits under the Plan. For participants who met certain age and service requirements as of December 31, 2007, early retirement benefits are reduced 5/12 of 1% for each month by which the date benefit payments commence precedes age 62. For participants who did not meet these requirements, early retirement benefits are reduced 5/12 of 1% for each month by which the date benefit payments commence precedes age 65.

Accrued benefits under the Plan are payable in the form of a ten-year certain and life annuity that provides equal monthly payments for the participant’s life with a minimum of 120 monthly payments guaranteed. Married participants must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. A 50% joint and survivor annuity provides a reduced monthly payment for the participant’s life with 50% of the payment continuing for the spouse’s life following the participant’s death. Various optional annuity forms of payment are available under the Plan, including a single lump sum payment. All forms of payment are actuarially equivalent in value.

S&T Bancorp, Inc. Supplemental Savings and Make-up Plan
As noted above under the definition of Average Final Compensation for the Employees’ Retirement Plan of S&T Bank, compensation deferred under the S&T Bancorp, Inc. Supplemental Savings and Make-up Plan (the “Nonqualified Plan”) is not included as eligible compensation and includable compensation is limited as a result of maximums imposed by law. The Nonqualified Plan restores benefits that are not payable by the Retirement Plan as a result of the executive’s election to defer compensation or as a result of the compensation limit. The provisions described above for the Retirement Plan apply to this plan as well, with the exception that upon termination or retirement participants automatically receive their benefit in the form of an actuarially equivalent lump sum, which is credited to their account under this plan and paid out in accordance with their distribution election.

Nonqualified Deferred Compensation
The following table provides information with respect to the Nonqualified Plan and the NEOs. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Todd B. Brice	42,334	18,521	249,560	—	1,007,790
Mark Kochvar	—	—	66,443	—	357,957
David G. Antolik	25,268	8,844	137,937	—	565,806
David P. Ruddock	—	—	—	—	—
Ernest J. Draganza	—	—	5,890	—	31,736

(1) The amounts in this column have been included in the “All Other Compensation” column of the Summary Compensation Table on page 42.
The Nonqualified Plan offers certain management employees, including the NEOs, the opportunity to continue to defer income on a tax deferred basis that exceeds annual contribution or compensation limits for qualified plans. In addition, the Nonqualified Plan can be used by highly-compensated employees who are limited to the salary deferral limit under the Thrift Plan. The employee may elect to defer a percentage of compensation from each payroll under the Supplemental Savings provision. The employee may also elect to contribute at the same deferral rate as for the Thrift Plan after reaching a contribution or compensation limit under the make-up provision.
S&T Bank makes employer matching and year end profit sharing contributions to the Nonqualified Plan that cannot be made to the qualified plans due to the aforementioned limits. The match is 3.5% of the deferral amount, except the match on deferrals under the make-up provision, which are matched 100% of the first 1% of the employee’s eligible compensation and 50% of the next 5% of the employee’s eligible compensation, up to 3.5% of the employee’s eligible compensation. The year end profit sharing bonus is at the same percentage as for the Thrift Plan and applies to eligible compensation that exceeds the compensation limit for qualified plans.
The participants may elect the allocation percentages for employee deferrals and employer contributions into two large capitalization mutual funds, a balanced fund and a money market mutual fund in a Rabbi Trust. The Thrift Plan Committee at S&T Bank determines the investment vehicles in the Rabbi Trust, which currently are Vanguard 500 Index Fund Admiral, American Funds Fundamental Investors Fund Class R5, Dodge & Cox Balanced Fund and Vanguard Treasury Money Market Investor Shares.
As described earlier, distributions from the Nonqualified Plan are in accordance with the participant’s distribution election. The Nonqualified Plan is subject to the provisions of Section 409A of the Code.
Termination of Employment and Change in Control Arrangements
As described above, our NEOs do not have employment agreements. The NEOs would receive payments from S&T in connection with a termination from employment pursuant to their change in control agreements. The amount of the payment would vary, depending upon whether the termination was due to resignation, retirement, severance, good cause or change in control of S&T. In the event of death, the NEO’s beneficiary, heirs or estate would be entitled to certain payments.
Resignation. There are no employment agreements between S&T and any of the NEOs; therefore, in the event of resignation, the NEO would receive salary payments and participate in S&T’s benefit plans through the date of separation from employment. There would be no additional payments.
Retirement. Upon retirement, the NEOs would receive pension benefits under the Retirement Plan and the Nonqualified Plan, as described above. Married participants must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. Various optional annuity forms of payment are available under the Retirement Plan, including a single lump sum payment. All forms of payment are actuarially equivalent in value.

	The Retirement Plan		The Nonqualified Plan, Lump Sum Benefit as of 1/1/2019 (3)
Name	Date Payable (1)	Annual Benefit (2)
Todd D. Brice	1/1/2020	$78,600	$1,416,400
Mark Kochvar	1/1/2020	69,100	241,200
David G. Antolik	age 65	84,900	149,900
David P. Ruddock	1/1/2020	81,500	228,700
Ernest J. Draganza	age 65	67,200	85,800

(1) Messrs. Brice, Kochvar and Ruddock were eligible to retire and receive 75.42%, 87.92% and 81.67%, respectively, of their benefit payable on January 1, 2020 as described in "The Retirement Plan" above. Messrs. Antolik and Draganza were not eligible for early retirement as of December 31, 2019 and are presented at what their respective benefit would be upon retirement at age 65 if they had terminated employment on December 31, 2019.
(2) The NEOs are married participants and must receive their benefit in the form of a 50% joint and survivor annuity with 120 monthly payments guaranteed unless their spouse consents to a different form of a payment. The annual benefits shown in this column are payable for the participant’s life with a minimum of 120 monthly payments guaranteed. After 120 monthly payments have been made, 50% of the amount shown continues for the spouse’s life following the participant’s death. If the NEO became deceased prior to retiring, the NEO's surviving spouse would receive the amount shown for ten years commencing as of the date shown, reducing to 50% of the amount shown after ten years and continuing for the remainder of her lifetime.
(3) The NEO receives a lump sum payment upon retirement or termination as described above in the “Nonqualified Plan." The lump sum payment is determined as the present value of a ten-year certain and life annuity based on an interest rate of 8.0% and a mortality table specified by the terms of the plan and is deposited into the NEO's Nonqualified Plan deferred compensation account. Currently, the NEOs have elected to receive a lump sum distribution at age 70, but may change their elections to an earlier date, for the amount of their payments accrued prior to January 1, 2005. The NEOs individually elected a time and form of payment for payments accrued after December 31, 2004, as allowed by the Nonqualified Plan and permitted by Section 409A.
Severance, constructive termination and change in control. During 2019, as described on page 36 of this Proxy Statement under the section “Double Trigger Change in Control Severance Protections,” S&T had double-trigger change in control severance agreements in effect with each of the NEOs. The following table provides the payments that each NEO would have received under his change in control agreement in the event of a without cause or good reason termination upon a change in control of S&T at December 31, 2019:

Name	Multiple	Lump Sum Payment (1)	Payment in Lieu of Medical Coverage(2)	Total Value of Payments(3)
Todd D. Brice	3X	$2,915,220	$42,912	$2,958,132
Mark Kochvar	2X	1,013,240	13,008	1,026,248
David G. Antolik	3X	1,842,720	19,512	1,862,232
David P. Ruddock	2X	972,805	23,424	996,229
Ernest J. Draganza	2X	968,455	28,608	997,063

(1) Represents the multiple of the executive’s base salary and target annual incentive.
(2) The amount of money required to maintain health benefits under COBRA for two or three years, as applicable and in accordance with the terms of the executive’s change in control/severance agreement.
(3) The total value of the payments may be reduced to avoid the imposition of the excise tax imposed under Section 4999 of the Code.

Death. Upon the death of an NEO, except for what is described above for termination due to retirement, there are no payments above the life and accidental death and dismemberment insurance proceeds through the S&T Bank Welfare Benefit Plan.

CEO Pay Ratio
For 2019, S&T elected to use the same median employee identified in 2017 because, except as described below for the acquisition of DNB, there were no significant changes in the workforce or S&T's structure during the fiscal year. S&T selected December 29, 2017 as the determination date for identifying the median employee under Item 402(u) of Regulation S-K. Year-to-date taxable wages paid from January 1, 2017 to December 29, 2017 for all employees employed as of the determination date, except for Mr. Brice, were listed from lowest to highest. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period.

This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. Once the data was complete, the median employee was identified, and total compensation for the median employee was calculated according to Item 402(c) of Regulation S-K. Mr. Brice’s total compensation for 2019 was $2,024,100 as presented in the Summary Compensation Table on page 41. The median employee’s compensation was $58,288 producing a ratio of 35:1
On November 30, 2019, we closed the acquisition of DNB. Because the acquisition of DNB occurred during fiscal year 2019, approximately 128 legacy DNB employees have been omitted from the employee population used to identify our median employees as permitted under the SEC’s rules. DNB employees will be included in the employee population beginning in the next fiscal year.

RELATED PERSON TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Parties

The Nominating Committee has a written policy for the review, approval or ratification of related party transactions. In accordance with the Nominating Committee’s Related Party Transaction Policy, a “related party transaction” is any transaction, including, but not limited to, any financial transaction (except for Regulation O extensions of credit), arrangement or relationship or any series of similar transactions, arrangements or relationships, in which S&T and its affiliates (collectively, the “Company”) was, is or will be a participant and in which any “Related Party” had, has, or will have a direct or indirect material interest. The S&T Board pre-approves all Regulation O extensions of credit. A “Related Party” is defined under the policy as follows:

•	Any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•
Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law. In addition to the foregoing, any person (other than a tenant or employee) residing in the home of such director, executive officer, nominee or more than 5% beneficial owner; and

•
Any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position; or in which such person has a 10% or greater beneficial ownership interest.

The S&T Board recognizes that related party transactions can present potential or actual conflicts of interest that may raise questions among shareholders or create the appearance that the Company decisions are based on considerations other than the best interests of the Company and its shareholders. It is the Company’s policy to enter into or ratify a related party transaction only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. Related party transactions, include but are not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or other terms comparable to those that could be obtained in arm’s length dealings with unrelated third parties; or that are not readily available from alternative sources; or when S&T Bank provides products or services to a Related Party on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.
On an annual basis, each director and executive officer must submit a questionnaire (the “Questionnaire”) for assisting in the administration of this policy. The Questionnaire requests the identification of Related Parties. Any person nominated to stand for election as a director must submit a Questionnaire no later than the date of his or her nomination. Any person who is appointed as a director or an executive officer must submit a Questionnaire prior to such person’s appointment as a director or executive officer, except in the case of an executive officer where due to the circumstances it is not practicable to submit the Questionnaire in advance, in which case the Questionnaire must be submitted as soon as reasonably practicable following the appointment.
Directors and executive officers are expected to notify the CRO of any updates to the list of Related Parties. The CRO disseminates a Related Party master list as appropriate within S&T. The recipients of the master list utilize the information contained therein in connection with their respective business units, departments and areas of responsibility to effectuate this policy.
The S&T Board has determined that the Nominating Committee is best suited to review and approve related party transactions. Except for the transactions set forth below as preapproved, all related party transactions shall be subject to prior review and approval by the Nominating Committee at a regularly scheduled meeting. If it is not practicable or desirable for S&T to wait until the next regularly scheduled meeting, the proposed transaction will be submitted to the Chairperson of the Committee (provided that the Chairperson is not the Related Person involved in such transaction) and reported at the next regularly scheduled meeting for Committee ratification. If possible, such approval will be obtained before S&T commences such a transaction or enters into or amends a contract related to such transaction. The Nominating Committee may impose conditions or guidelines on an approved related party transaction. Any member of the Nominating Committee who is a Related Party or potential Related Party with respect to the related party transaction under discussion shall abstain from any discussion of or voting on the approval of such related party transaction, but may, if requested by the Chairperson of the Nominating Committee, participate in some or all of the Nominating Committee’s discussions of the transaction for the purpose of providing material information about the transaction. The Nominating Committee may interview any S&T personnel, including the Related Party, and any other third party that it deems appropriate or necessary to assist in making a determination. Management should obtain from the Related Party and furnish to the CRO, the Nominating Committee or the Chairperson of the Nominating Committee, as applicable, the following information regarding any related party transaction:

•
A description of the potential related party transaction, including any material information relating to the transaction and the nature of the Related Party’s interest in the transaction, including information relating to the background and negotiation of the transaction, the individuals involved in negotiating the transaction, the business purpose of the transaction and the benefits of the transaction to S&T;

•	The name of the Related Party, as well as the names of any other related parties who may have an interest in the transaction;

•
The nature of the Related Party’s interest in the transaction, including the Related Party’s position(s) or relationship(s) with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the transaction;

•	The approximate dollar value of the amount involved in the transaction; and

•	The approximate dollar amount of the Related Party’s interest in the transaction.
In determining whether to approve a related party transaction, the Nominating Committee shall consider:

•	Whether the transaction is on terms that are fair and reasonable to S&T and substantially the same as would apply if the other party was not a Related Party;

•	The size of the transaction and the amount payable to the Related Party;

•	The nature of the interest of the Related Party in the transaction;

•	Whether the transaction is in the business interests of S&T and in the interests of S&T’s shareholders;

•	Whether the transaction may involve a conflict of interest or otherwise interfere with the objectivity and independence of the Related Party; and

•	Any other facts and circumstances that the members of the Nominating Committee deem relevant.

Except for the transactions set forth below as pre-approved, any amendment (other than immaterial amendments without economic consequence), renewal or extension of a previously approved related party transaction shall be subject to review and approval by the Nominating Committee.
The Nominating Committee has reviewed the types of related party transactions described below and determined that each of the following related party transactions will be deemed to be pre-approved by the Nominating Committee:

1.	Any compensation paid to executive officers, provided that S&T’s Compensation Committee approved or recommended that the S&T Board approve such compensation.

2.	Any compensation paid to a director if the compensation is required to be reported in S&T’s proxy statement under Item 402 of the SEC’s compensation disclosure requirements.

3.	Any transaction where the Related Party’s interest arises solely from ownership of Common Stock and all shareholders received the same benefit on a pro rata basis (e.g., dividends).

4.	Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

5.	Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

6.	The reimbursement of business expenses in accordance with S&T’s policy.

7.	Indemnification and advancement of expenses made pursuant to the S&T’s By-laws or pursuant to any agreement or instrument otherwise as required by law.

8.	Transactions, arrangement or relationships that are generally available on the same terms to all employees.
Other than as described below under “Transactions with Related Parties”, there were no related party transactions. All such transactions noted below were approved by the Nominating Committee in accordance with the terms of S&T’s Related Party Transaction Policy.
Transactions with Related Parties
S&T Bank made payments of $156,754 in 2019 for the purchase of printing services and promotional items from companies owned or controlled by Director Michael J. Donnelly. Competitive bids were conducted to ensure that S&T is receiving levels of quality and pricing comparable to those that would have been received from non-affiliated parties. The terms were equal to or better than competitive bids.
The stepson of Director James T. Gibson is the Bank’s Executive Vice President and Market President for Eastern Pennsylvania. In 2019, his total cash compensation, including incentive, was $265,979. In addition to cash compensation, he received awards totaling 1,410 shares of time and performance-based restricted stock subject to vesting requirements. The compensation paid was consistent with the compensation paid to similarly-situated employees of S&T Bank. The employee is not considered an “executive officer” as that term is defined under the SEC rules and regulations.
During 2019, S&T Bank made payments aggregating $160,812 to a related interest of Director Christine J. Toretti for the lease of operations, branch and administrative facilities and parking spaces under the arrangements described below. On October 1, 1986, S&T Bank entered into an agreement to lease, from Ms. Toretti and Mr. Michael Toretti as trustees under an irrevocable trust, a 23,000 square foot, one-story building and 2.3 acres of land used as S&T Bank’s North Fourth Street branch and operations center. The terms of the agreement provided for payment of $10,000 per month for the first five years and options to renew for four five-year terms with rent for each option term to be the rent from the previous term, plus 5%. On October 1, 2006, S&T Bank exercised its fourth renewal option at $12,155 per month. Additionally, in September 2006, S&T Bank exercised an extension agreement beginning October 1, 2011 at $12,763 per month, which provides S&T Bank options to renew the lease for four additional five-year terms at the same terms and conditions of the original lease. The second renewal option under the extension agreement was exercised on October 1, 2016 at $13,401 per month, providing the same terms and conditions as the original lease. Ms. Toretti and Mr. James H. McElwain currently serve as trustees of the irrevocable trust. This lease is very competitively priced per square foot and is strategically located in Indiana, Pennsylvania adjacent to the S&T Bank-owned North Fifth Street consumer and business banking and loan operations center. The property is unique, as the leased facility includes a bank branch and an operations center, and permits a drive-thru for S&T Bank’s customers and has approximately 100 parking spaces for employees. Terminating the lease and relocating to an alternative location would be cost prohibitive and would adversely affect our operational efficiency. Ms. Toretti does not receive any direct or indirect payments or other benefits from the trust.
During 2019, S&T Bank made payments of $305,335 to a company owned by Mr. Thomas A. Brice for the purchase of furniture and other furnishings for branch and loan production offices and operational centers. Mr. Thomas A. Brice’s son, Todd D. Brice, is a director and is employed by S&T and S&T Bank as Chief Executive Officer. Competitive bids were conducted, which considered cost, product quality, time, labor, travel, territory location, and ongoing service. The terms were equal to or better than competitive bids.
S&T Bank has made, and expects to make in the future, extensions of credit in the ordinary course of business to certain directors and officers. These loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable loans with persons not related to S&T Bank and in accordance with Regulation O. Such loans do not involve more than normal risk of collectability or present unfavorable features. The S&T Board pre-approves all Regulation O extensions of credit.
All of the transactions described above were approved by the Nominating Committee in accordance with the Nominating Committee’s Related Party Transaction Policy.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees S&T’s financial reporting process on behalf of the S&T Board of Directors. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and related schedules in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm (the Independent Auditor) the results of management’s assessment of the effectiveness of S&T’s internal control over financial reporting and the Independent Auditor’s audit of internal control over financial reporting for the year ended December 31, 2019.
The Audit Committee discussed with S&T’s Internal Auditors and the Independent Auditor the overall scope and plans for their respective audits. The Audit Committee met with the Internal Auditors and Independent Auditor, with and without management present, to discuss the results of their examinations, their evaluations of S&T’s internal controls, including internal controls over financial reporting, and the overall quality of S&T’s financial reporting.
The Audit Committee reviewed and discussed with the Independent Auditor, who is responsible for expressing an opinion on the conformity of those consolidated audited financial statements and related schedules with U.S. generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of S&T’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 1301, Communication with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee reviewed and discussed with the Independent Auditor the firm’s independence from S&T’s management and S&T, including the written disclosures received from the firm as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the Independent Auditor’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the S&T Board of Directors, and the S&T Board has approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of S&T’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.
Submitted by the Audit Committee of the S&T Bancorp, Inc. Board of Directors:
Frank J. Palermo, Jr. (Chairperson); Peter R. Barsz, Christina A. Cassotis, Jeffrey D. Grube, Frank W. Jones and Robert E. Kane.
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

SHAREHOLDER PROPOSALS
Any proposal submitted by a shareholder of S&T for inclusion in the proxy statement and form of proxy for the 2021 S&T annual meeting of shareholders must be received in writing by the Secretary of S&T at S&T’s Administrative Office (its principal executive offices), 800 Philadelphia Street, Indiana, Pennsylvania 15701, on or before December 8, 2020. Such proposal must conform with all of the requirements of Rule 14a-8 under the Exchange Act.
Notice to S&T of proposals for action at the 2021 annual meeting of shareholders or a shareholder director nomination submitted otherwise than pursuant to Rule 14a-8 must be submitted in writing to the Secretary of S&T at S&T’s Administrative Office (its principal executive offices), 800 Philadelphia Street, Indiana, Pennsylvania 15701, not earlier than the close of business on the 120th day (January 18, 2021), nor later than the close of business on the 90th day (February 17, 2021 prior to the first anniversary of 2020 Annual Meeting (May 18, 2021), unless the date of the 2021 annual meeting of shareholders is more than 30 days before or more than 60 days after such anniversary date, in which case we will notify you of the new deadlines. Such proposals should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt requested. The persons named in the proxies solicited by S&T’s Board for its 2021 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal or nomination as to which S&T does not receive a timely notice.
OTHER MATTERS
Management knows of no other matters to be brought before the Annual Meeting. In accordance with the S&T By-laws, no persons other than S&T’s nominees may be nominated for director election or elected at the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the S&T Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

By Order of the Board of Directors,

Ernest J. Draganza Secretary
WE HAVE MAILED TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT A COPY OF OUR 2019 ANNUAL REPORT, WHICH INCLUDES A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019 (AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS THERETO). WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, ADDITIONAL COPIES OF OUR FORM 10-K. PLEASE DIRECT ALL SUCH REQUESTS TO: SECRETARY OF S&T, 800 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA 15701. IN ADDITION, THE FORM 10-K AND EXHIBITS ARE AVAILABLE ON THE INTERNET AT WWW.STBANCORP.COM OR ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE FORM 10-K IS NOT PART OF THESE SOLICITATION MATERIALS.
April 7, 2020

APPENDIX A
RECONCILIATIONS OF GAAP TO NON-GAAP
In addition to traditional measures presented in accordance with GAAP, S&T’s management uses, and this Proxy Statement contains or references, certain non-GAAP financial measures identified below. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies.
The following profitability metrics are adjusted to exclude merger related expenses from the DNB merger for the year ended:

(dollars in thousands)	December 31, 2019
Diluted Earnings Per Share
Net income	$98,234
Adjust for merger related expenses	11,350
Tax effect of merger related expenses	(2,106)
Net income excluding merger related expenses (non-GAAP)	$107,478
Average shares outstanding - diluted	34,723
Diluted adjusted earnings per share (non-GAAP)	$3.09

Common Return on Average Tangible Common Shareholders' Equity (non-GAAP)
Net income	$98,234
Adjust for merger related expenses	11,350
Tax effect of merger related expenses	(2,106)
Net income excluding merger related expenses	107,478
Plus: amortization of intangibles	836
Tax effect of amortization of intangibles	(176)
Adjusted net income	108,138
Total average shareholders’ equity (GAAP Basis)	983,908
Less: average goodwill and average other intangible assets	(298,228)
Tax effect of other intangible assets	639
Tangible average common shareholders' equity (non-GAAP)	$686,319
Common return on average tangible common shareholders' equity (non-GAAP)	15.76%

Return on Average Assets (non-GAAP)
Net income excluding merger related expenses	$107,478
Average total assets	7,435,536
Return on average assets (non-GAAP)	1.45%

Return on Average Shareholders' Equity (non-GAAP)
Net income excluding merger related expenses	$107,478
Average total shareholders' equity	$983,908
Return on average shareholders' equity (non-GAAP)	10.92%

A-1

Common tangible book value, common return on average tangible common equity and the ratio of tangible common equity to tangible assets exclude goodwill and other intangible assets to show the significance of the tangible elements of our assets and common equity. Total assets and total average assets are reconciled to total tangible assets and total tangible average assets. Total shareholders' equity and total average shareholders' equity are also reconciled to total tangible common equity and total tangible average common equity. These measures are consistent with industry practice.

	December 31
(dollars in thousands)	2019	2018
Common tangible book value (non-GAAP)
Total shareholders' equity	$1,191,998	$935,761
Less: goodwill and other intangible assets	(382,540)	(290,047)
Tax effect of other intangible assets	2,293	546
Tangible common equity (non-GAAP)	811,751	646,260
Common shares outstanding	39,560	34,684
Common tangible book value (non-GAAP)	$20.52	$18.63
Common return on average tangible common shareholders' equity (non-GAAP)
Net income	$98,234	$105,334
Plus: amortization of intangibles	836	861
Tax effect of amortization of intangibles	(176)	(181)
Net income before amortization of intangibles	98,894	106,014
Total average shareholders’ equity (GAAP Basis)	983,908	908,355
Less: average goodwill and average other intangible assets	(298,228)	(290,380)
Tax effect of other intangible assets	639	614
Tangible average common shareholders' equity (non-GAAP)	$686,319	$618,589
Common return on average tangible common shareholders' equity (non-GAAP)	14.41%	17.14%
Efficiency Ratio (non-GAAP)
Noninterest expense	$167,116	$145,445
Less: merger related expenses	(11,350)	—
Noninterest expense excluding nonrecurring items	155,766	145,445

Net interest income per Consolidated Statements of Net Income	246,791	234,438
Plus: taxable equivalent adjustment	3,757	3,804
Noninterest income	52,558	49,181
Less: securities (gains) losses, net	26	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$303,132	$287,423
Efficiency ratio (non-GAAP)	51.39%	50.6%
Tangible common equity (non-GAAP)
Total shareholders' equity (GAAP basis)	$1,191,998	$935,761
Less: goodwill and other intangible assets	(382,540)	(290,047)
Tax effect of other intangible assets	2,293	546
Tangible common equity (non-GAAP)	811,751	646,260
Total assets (GAAP basis)	8,764,649	7,252,221
Less: goodwill and other intangible assets	(382,540)	(290,047)
Tax effect of other intangible assets	2,293	546
Tangible assets (non-GAAP)	$8,384,402	$6,962,720
Tangible common shareholders' equity/tangible assets (non-GAAP)	9.68%	9.28%

A-2

ANNUAL MEETING OF SHAREHOLDERS OF

S&T BANCORP, INC.

May 18, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2020
S&T’s Proxy Statement for the 2020 Annual Meeting of Shareholders
and S&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 in a combined document are available at http://proxyvote.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

E43588-P05382

REVOCABLE PROXY
S&T BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
HELD ON MAY 18, 2020
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints David P. Ruddock and LaDawn D. Yesho or either of them, or any successors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the common stock of S&T Bancorp, Inc. (“S&T”), par value $2.50 per share (“S&T Common Stock”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held via Virtual Shareholder Meeting (www.virtualshareholdermeeting.com/STBA20) on at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, as indicated on the reverse hereof.
The undersigned acknowledges receipt from S&T prior to execution of this proxy of the Notice of Meeting and the Proxy Statement. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned’s shares of S&T Common Stock.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)

S&T BANCORP, INC. 800 PHILADELPHIA ST. INDIANA, PA 15701
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com .
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 15, 2020 for shares held in a plan and up until 11:59 p.m. Eastern Time on May 17, 2020 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/STBA20
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2020 for shares held in a plan and up until 11:59 p.m. Eastern Time on May 17, 2020 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E43587-P05382	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

S&T BANCORP, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL”.				☐	☐	☐
1.	ELECTION OF DIRECTORS TO SERVE TERMS EXPIRING IN 2021
	Nominees:
	01)	Lewis W. Adkins, Jr.	09)	William J. Hieb
	02)	David G. Antolik	10)	Jerry D. Hostetter
	03)	Peter R. Barsz	11)	Robert E. Kane
	04)	Todd D. Brice	12)	James C. Miller
	05)	Christina A. Cassotis	13)	Frank J. Palermo, Jr.
	06)	Michael J. Donnelly	14)	Christine J. Toretti
	07)	James T. Gibson	15)	Steven J. Weingarten
	08)	Jeffrey D. Grube
Vote on Proposals - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.								For	Against	Abstain

2.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS S&T'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2020.							☐	☐	☐
3.	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF S&T’S NAMED EXECUTIVE OFFICERS.							☐	☐	☐

TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
Only shareholders of record as of the close of business on March 18, 2020 are entitled to notice of and to vote at such meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space on reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.
						☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL ON PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3 . IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING,  INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY   OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)		Date